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                                                                     EXHIBIT 3.3



                           CREATIVE BIOMOLECULES, INC.

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                    SERIES 1998/A CONVERTIBLE PREFERRED STOCK

               (Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware)


                                 --------------


              Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

              That pursuant to authority vested in the Board of Directors of the Corporation (the "Board of Directors" or the "Board") by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, by unanimous written consent dated May 20, 1998, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.01 par value, which series is designated "Series 1998/A Convertible Preferred Stock," which resolution is as follows:

              RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.01 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

                    SERIES 1998/A CONVERTIBLE PREFERRED STOCK

              SECTION 1. CERTAIN DEFINED TERMS. (a) All the agreements or instruments defined in this Certificate of Designations shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Certificate of Designations.


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              (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Accrual Amount" means with respect to any share of Series 1998/A Preferred Stock on any date an amount calculated at the rate of 5% per annum of the Accrual Value of such share from the Issuance Date to the date of determination.

              "Accrual Value" means $1,000 per share of Series 1998/A Preferred Stock.

              "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

              "Aggregated Person" means, with respect to any holder of shares of Series 1998/A Preferred Stock, any Person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder.

              "Aggregate Threshold Price Conversion Amount" means for each conversion of shares of Series 1998/A Preferred Stock pursuant to Section 10(c)(1) in connection with any Threshold Price Conversion Event, 6,250 shares of Series 1998/A Preferred Stock or such lesser number of shares of Series 1998/A Preferred Stock as are outstanding on the date such Threshold Price Conversion Event occurs.

              "AMEX" means the American Stock Exchange, Inc.

              "Auditors" means Deloitte & Touche LLP or another firm of independent public accounts of recognized national standing.

              "Blackout Period" means the period of up to 15 consecutive Trading Days after the date the Corporation notifies holders of shares of Series 1998/A Preferred Stock who are bound by any Subscription Agreement that such holders are required, pursuant to Section 8(c)(4) of the Subscription Agreements, to suspend offers and sales of Registrable Securities pursuant to the Registration Statement as a result of an event or circumstance described in Section 8(b)(5)(A) of the Subscription Agreements, during which period, by reason of
Section 8(b)(5)(B) of the Subscription Agreements, the Corporation is not required to amend the Registration Statement or to supplement the related prospectus.

              "Board of Directors" or "Board" means the Board of Directors of the Corporation.

              "Business Combination Redemption Percentage" means with respect to a redemption of shares of Series 1998/A Preferred Stock in accordance with
Section 10(b)(6), the




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applicable percentage determined with respect to the due date for payment of the
Business Combination Redemption Price as follows:

                                                           Business Combination
       Date of Payment                                    Redemption Percentage
       ---------------                                    ---------------------

       Issuance Date through the 182nd day thereafter             125%

       183rd through 365th day after the Issuance Date            130%

       On or after 366th day after the Issuance Date              135%

              "Business Combination Redemption Price" means an amount in cash equal to the sum of (A) the product obtained by multiplying (i) $1,000 times
(ii) the applicable Business Combination Redemption Percentage plus (B) an amount equal to the Accrual Amount on the share of Series 1998/A Preferred Stock to be redeemed to the date the redemption price payable pursuant to Section 10(b)(6) is required to be paid.

              "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

              "Cash and Cash Equivalent Balances" of any Person on any date shall be determined from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such Person and its subsidiaries on a consolidated basis on such date and available for use by such Person and its subsidiaries on such date, (2) all assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash or cash equivalents and (3) all Eligible Marketable Securities which are assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as marketable securities which are current assets.

              "Common Stock" means the Common Stock, $.01 par value, of the Corporation or any shares of capital stock into which such stock shall be changed or reclassified after the Issuance Date.

              "Conversion Agent" means ChaseMellon Shareholder Services, L.L.C., or its duly appointed successor who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Corporation to act as conversion agent for the Series 1998/A Preferred Stock in accordance with the Transfer Agent Instruction and the name, address and telephone number of which shall have been given to the holders of the Series 1998/A Preferred Stock by notice from the Corporation.



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              "Conversion Date" means the date on which a Conversion Notice is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion of shares of Series 1998/A Preferred Stock pursuant to Section 10(a).

              "Conversion Notice" means a Notice of Conversion of Series 1998/A Convertible Preferred Stock substantially in the form set forth in
Section 14(a).

              "Conversion Price" means for any Conversion Date the arithmetic average of the five lowest Market Prices of the Common Stock during the Measurement Period for such Conversion Date; provided, however, that for any Conversion Date which is on or after the Issuance Date and on or before the date which is 365 days after the Issuance Date the Conversion Price shall not be greater than $10.00 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware and on or before the applicable Conversion Date) notwithstanding the Conversion Price otherwise determined in accordance with this definition; provided further, however, that for any Conversion Date which on or after the date which is 366 days after the Issuance Date and on or before the date which is 608 days after the Issuance Date the Conversion Price shall not be greater than $11.00 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations,
(iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the Issuance Date and on or before the applicable Conversion
Date) notwithstanding the Conversion Price otherwise determined in accordance with this definition.

              "Conversion Restriction Price" means,

              (1) for any Conversion Date on or prior to the date which is 365 days after the Issuance Date, $10.00; and



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              (2) for any Conversion Date on or after the date which is 366 days after the Issuance Date and on or before the date which is 608 days after the Issuance Date, $7.00;

such prices in the preceding clauses (1) and (2) being subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware.

              "Converted Restriction Amount" means:

              (1) during any calendar month which ends on or prior to the date which is 90 days after the Issuance Date, zero; and

              (2) during any calendar month which ends after the date which is 90 days after the Issuance Date and begins on or prior to the date which is 365 days after the Issuance Date, 175,000 shares of Common Stock (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock which occur on or after the Issuance Date); and

              (3) during any calendar month which begins on or after the date which is 366 days after the Issuance Date and begins prior to the date which is 608 days after the Issuance Date, 150,000 shares of Common Stock (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock which occur on or after the Issuance Date).

              "Corporation Notice" means a Corporation Notice substantially in the form set forth in Section 14(i).

              "DTC" means Depository Trust Company.

              "DWAC" means the Deposit Withdrawal Agent Commission system maintained by DTC.

              "Eligible Bank" means a corporation organized or existing under the laws of the United States or any state, having combined capital and surplus of at least $100 million and



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subject to supervision by United States federal or state authority and which has a branch located in Boston, Massachusetts or New York, New York.

              "Eligible Marketable Securities" of the Corporation as of any date means marketable securities which would be reflected on a consolidated balance sheet of the Corporation and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles and which are permitted under the Corporation's Investment Guidelines, dated September 27, 1996, as the same may be modified, with the approval of the Board of Directors, from time to time.

              "Fixed Conversion Date" means the date which is the third anniversary of the Issuance Date, unless such date is not a Trading Date, in which case the Fixed Conversion Date shall be the next succeeding date which is a Trading Day; provided, however, that if on such date the Corporation does not meet the requirements of clauses (x) through (z) of the first sentence of
Section 10(c)(2), then the Fixed Conversion Date shall be the date which is five Trading Days after the date on which the Corporation shall have notified the holders of shares of Series 1998/A Preferred Stock that the Corporation has met the requirements of clauses (x) through (z) of the first sentence of Section 10(c)(2) on a date subsequent to such third anniversary.

              "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

              "Holder Notice" means a Holder Notice substantially in the form set forth in Section 14(h).

              "Holder Registration Redemption Notice" means a Holder Registration Redemption Notice in the form set forth in Section 14(j).

              "Inconvertibility Day" means any Trading Day on which (x) in the case of a Trading Day which is on or after the date which is 609 days after the Issuance Date, any share of Series 1998/A Preferred Stock held by any holder of shares of Series 1998/A Preferred Stock would not have been convertible into shares of Common Stock in accordance with Section 10(a) as a consequence of the limitations set forth in Section 7(a)(1) had all outstanding shares of Series 1998/A Preferred Stock held by such holder on such Trading Day been converted into Common Stock on such Trading Day, determined as if the Conversion Price applicable on such Trading Day were the Volume-Weighted Trading Price of the Common Stock for the ten consecutive Trading Days ending on the Trading Day prior to such Trading Day (and, in the case of each of such determinations, without regard to the limitation, if any, on beneficial ownership by such holder contained in Section 10(a)) or (y) the Corporation does not have reserved from its authorized and unissued shares of Common Stock for purposes of conversion of the shares of Series 1998/A Preferred Stock the number of shares so required to be reserved pursuant to Section 10(b)(5).




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

              "Inconvertibility Notice" means a notice from the Corporation to a holder of shares of Series 1998/A Preferred Stock in the form set forth in
Section 14(b) or a notice from a holder of shares of Series 1998/A Preferred Stock to the Corporation in the form set forth in Section 14(c).

              "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services (which shall not be deemed to include compensation expense for employees of such Person) and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person, but shall not include any amount which, in accordance with Generally Accepted Accounting Principles, is classified as current liabilities which are accounts payable or accrued liabilities.

              "Issuance Date" means the first date of original issuance of any shares of Series 1998/A Preferred Stock.

              "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends thereon to the Series 1998/A Preferred Stock as to any dividends which have been declared on the Series 1998/A Preferred Stock.

              "Junior Liquidation Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to liquidation rights to the Series 1998/A Preferred Stock.

              "Liquidation Preference" means, for each share of Series 1998/A Preferred Stock, the sum of (i) an amount equal to the Accrual Amount thereon to the date of final distribution to the holders of shares of Series 1998/A Preferred Stock in connection with the liquidation, dissolution or winding up of the Corporation plus (ii) $1,000.

              "Majority Holders" means at any time the holders of shares of Series 1998/A Preferred Stock who, based on the number of shares of Series 1998/A Preferred Stock originally issued to such holders, held shares of Series 1998/A Preferred Stock which constituted a majority of the shares of Series 1998/A Preferred Stock originally issued, unless such holders no longer hold (together with holdings of their Affiliates) at least 6,000 shares of Series 1998/A Preferred Stock, in which case "Majority Holders" means at any time the holders of outstanding shares of Series 1998/A Preferred Stock which shares constitute a majority of the shares of Series 1998/A Preferred Stock outstanding at such time.



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

              "Mandatory Redemption Waiver" means an agreement of the Corporation and a holder of shares of Series 1998/A Preferred Stock in the form set forth in Section 14(e).

              "Market Price" of any security on any date means the closing bid price of such security on such date on the Nasdaq or such other securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Bloomberg, L.P.; provided, however, that during any period the Market Price is being determined, the Market Price shall be subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for
(i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, during such period.

              "Maximum Share Amount" means 6,701,170 shares of Common Stock, or such greater number of shares of Common Stock as shall be duly authorized, duly reserved for issuance upon conversion of the Series 1998/A Preferred Stock and permitted by the rules of the Nasdaq Stock Market (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date).

              "Measurement Period" means with respect to any Conversion Date, the period consisting of 20 consecutive Trading Days ending on the Trading Day immediately preceding such Conversion Date.

              "Minimum Price Redemption Date" means the date for redemption of shares of Series 1998/A Preferred Stock pursuant to Section 9(b) which is not less than five nor more than ten Business Days after a Minimum Price Redemption Notice is given, as set forth in such Minimum Price Redemption Notice.

              "Minimum Price Redemption Event" means that the Volume-Weighted Trading Price of the Common Stock for any period of ten consecutive Trading Days occurring on or after the Issuance Date shall have been less than $5.00 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations,
(iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions



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

which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware).

              "Minimum Price Redemption Notice" means a Minimum Price Redemption Notice substantially in the form set forth in Section 14(g).

              "Minimum Price Redemption Price" means an amount in cash equal to the sum of (A) the product obtained by multiplying (i) $1,000 times (ii) 105% plus (B) an amount equal to the Accrual Amount on the share of Series 1998/A Preferred Stock to be redeemed to the applicable Minimum Price Redemption Date.

              "Nasdaq" means the Nasdaq National Market.

              "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

              "Nasdaq Stock Market" means The Nasdaq Stock Market, Inc.

              "Net Cash and Cash Equivalent Balances" of any Person on any date means the consolidated Cash and Cash Equivalent Balances of such Person and its subsidiaries on such date less the sum of (1) the amount of any outstanding Indebtedness of such Person or any of its subsidiaries which, directly or indirectly, is secured in whole or in part by, or restricts the use of, the consolidated Cash and Cash Equivalent Balances of such Person and its subsidiaries plus (2) the amount of outstanding Indebtedness of such Person and its subsidiaries not included in the immediately preceding clause (1) which on such date is classified as short-term debt in accordance with Generally Accepted Accounting Principles, other than any such Indebtedness which is Permitted Indebtedness under clause (5) of the definition of the term Permitted Indebtedness.

              "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

              "1933 Act" means the Securities Act of 1933, as amended, or any successor statute thereto.

              "NYSE" means the New York Stock Exchange, Inc.

              "Optional Redemption Date" means the date which is three Business Days after a holder of shares of Series 1998/A Preferred Stock who is entitled to redemption rights under Section 11(a) and 11(b) gives a Holder Notice.

              "Optional Redemption Event" means any one of the following events:



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

              (1) For any period of five consecutive Trading Days following the Issuance Date there shall be no reported sale price of the Common Stock on any of the Nasdaq, the NYSE or the AMEX;

              (2) The Common Stock ceases to be listed for trading on the Nasdaq, the NYSE or the AMEX;

              (3) Any consolidation or merger of the Corporation or any subsidiary of the Corporation with or into another entity or other business combination transaction involving the Corporation or any subsidiary of the Corporation (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such transaction immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the NYSE, the AMEX or the Nasdaq; or the sale of all or substantially all of the assets of the Corporation and its subsidiaries;

              (4) The adoption of any amendment to the Certificate of Incorporation of the Corporation (other than (A) any such amendment which has been approved by the Majority Holders in accordance with Section 12(b) or (B) any certificate designating a series of preferred stock of the Corporation which (i) has been approved by the Majority Holders in accordance with Section 12(b) or (ii) creates any stock which is both Junior Dividend Stock and Junior Liquidation Stock) which materially and adversely affects the rights of the holders of shares of Series 1998/A Preferred Stock or the taking of any other action which materially and adversely affects the rights of the holders of Series 1998/A Preferred Stock;

              (5) Prior to the end of the Registration Period, any holder of shares of Series 1998/A Preferred Stock shall not be entitled for (x) 30 Trading Days (whether or not consecutive), occurring on or after the SEC Effective Date, in any period of 365 consecutive days or (y) 90 Trading Days (whether or not consecutive) during the Registration Period for such holder, to sell shares of Common Stock issuable or issued upon conversion of shares of Series 1998/A Preferred Stock pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any other failure of the Registration Statement to comply with the rules and regulations of the SEC; or

              (6) The Corporation shall fail or default in the timely performance of any material obligation to a holder of shares of Series 1998/A Preferred Stock under the terms of this Certificate of Designations or under the Subscription Agreement with such holder or any other agreement or document entered into in connection with the issuance of



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

       shares of Series 1998/A Preferred Stock, as such agreements and instruments may be amended from time to time.

              "Optional Redemption Percentage" means 110%.

              "Optional Redemption Price" means an amount in cash equal to the sum of (A) the product obtained by multiplying (i) $1,000 times (ii) the Optional Redemption Percentage plus (B) an amount equal to the Accrual Amount on the share of Series 1998/A Preferred Stock to be redeemed to the applicable Optional Redemption Date.

              "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

              "Parity Dividend Stock" means any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series 1998/A Preferred Stock.

              "Parity Liquidation Stock" means any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series 1998/A Preferred Stock.

              "Permitted Indebtedness" means:

              (1) Indebtedness not in excess of $7,500,000 aggregate principal amount which is outstanding on the Issuance Date and which would be reflected on a balance sheet of the Corporation as of the Issuance Date or in the notes thereto prepared in accordance with Generally Accepted Accounting Principles;

              (2) Indebtedness incurred after the Issuance Date consisting of
       (a) equipment lease obligations or other equipment financings for equipment used in the business of the Corporation and its subsidiaries which obligations or financings are required to be capitalized in accordance with Generally Accepted Accounting Principles; and (b) Indebtedness incurred in connection with acquisition of furniture, fixtures and equipment used in the business of the Corporation and its subsidiaries;

              (3) Indebtedness incurred after the Issuance Date to any Person in connection with a strategic alliance, collaboration, joint venture, partnership or other similar arrangement of the Corporation with any Person which is engaged in a business similar to or related to the business of the Corporation;

              (4) Indebtedness incurred after the Issuance Date that is secured solely by the Corporation's interest in real estate, improvements to real estate and office and laboratory facilities used in its business;



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

              (5) Indebtedness incurred after the Issuance Date to fund the cost of any redemption of shares of Series 1998/A Preferred Stock which redemption is permitted or required to be made under the provisions of this Certificate of Designations in an amount not in excess of the aggregate redemption price of shares of Series 1998/A Preferred Stock redeemed in such redemption to the extent such Indebtedness is used for such purpose; and

              (6) Indebtedness (other than as permitted by the preceding clauses
       (1) through (5)) in an aggregate principal amount which, together with the principal amount of other Permitted Indebtedness outstanding pursuant to this clause (6) at the time of such incurrence, does not exceed 25% of the stockholders' equity of the Corporation and its subsidiaries at the time of such incurrence (determined in accordance with Generally Accepted Accounting Principles);

so long as in the case of Indebtedness permitted by the preceding clauses (2) through (4) and (6), on the date of incurrence of such Indebtedness no Optional Redemption Event shall have occurred with respect to which any holder of shares of Series 1998/A Preferred Stock shall be entitled to exercise redemption rights under Section 11 or with respect to which any holder of shares of Series 1998/A Preferred Stock shall have exercised such rights and the Optional Redemption Price shall not have been paid.

              "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association, joint stock company, government, governmental agency or political subdivision.

              "Quarterly Cash Requirements" on any date means the consolidated net cash used in operating activities and for payment of Indebtedness of the Corporation and its subsidiaries for the most recent fiscal quarter for which, at such date, the Corporation has published a consolidated statement of cash flows, prepared in accordance with Generally Accepted Accounting Principles, as shown on such statement.

              "Redemption Date" means the date for redemption of shares of Series 1998/A Preferred Stock pursuant to Section 9(a) which is not less than 30 or more than 60 days after a Redemption Notice is given, as set forth in such Redemption Notice.

              "Redemption Election" means (1) a notice by a holder of Series 1998/A Preferred Stock to the Corporation substantially in the form set forth in
Section 14(d) or (2) a notice by a holder of Series 1998/A Preferred Stock to the Corporation included in paragraph 3 of the form of Holder Inconvertibility Notice set forth in Section 14(c).

              "Redemption Election Period" means, with respect to a particular Inconvertibility Day, the period of ten Business Days after the later of (x) the date an Inconvertibility Notice with respect to such Inconvertibility Day is given or (y) the date such Inconvertibility Notice was required to have been given by the Corporation.

              "Redemption Exempt Amount" means an amount equal to 20% of the number of shares of Series 1998/A Preferred Stock originally issued and originally evidenced by each certificate for shares of Series 1998/A Preferred Stock so issued.

              "Redemption Notice" means a Redemption Notice substantially in the form set forth in Section 14(f).

              "Redemption Price" means an amount in cash equal to the sum of (A) the product obtained by multiplying (i) $1,000 times (ii) 115% plus (B) an amount equal to the Accrual Amount on the share of Series 1998/A Preferred Stock to be redeemed to the applicable Redemption Date.

              "Registrable Securities" means (1) the shares of Common Stock issuable or issued upon conversion of shares of Series 1998/A Preferred Stock,
(2) if the Common Stock is changed, converted or exchanged by the Corporation or its successor, as the case may be, into any other stock or other securities on or after the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware, such other stock or other securities which are issued or issuable in respect of or in lieu of the shares of Common Stock issuable or issued upon conversion of shares of Series 1998/A Preferred Stock and (3) if any other securities are issued to holders of the Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause (2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the shares of Common Stock issuable or issued upon conversion of shares of Series 1998/A Preferred Stock.

              "Registration Period" means the period from the Issuance Date to the earliest of (1) the date which is three years after the Issuance Date, (2) the date on which no Person who is entitled to the benefits of Section 8 of any Subscription Agreement and who is or was a holder of shares of Series 1998/A Preferred Stock any longer owns or has any right to acquire any Registrable Securities and (3) the date on which each Person who is entitled to the benefits of Section 8 of any Subscription Agreement and who is or was a holder of shares of Series 1998/A Preferred Stock may sell, pursuant to Rule 144 under the 1933 Act (or any successor or replacement rule or regulation), all Registrable Securities owned by such Person or which such Person has the right to acquire, without the filing of any notice with the SEC and without restriction on the manner of sale or amount of securities sold.

              "Registration Redemption Event" means the occurrence of either of the following events:

              (a) the Corporation fails to file the Registration Statement within the 20-day period provided in Section 8(a)(1) of the Subscription Agreements; or

              (b) the SEC Effective Date shall not have occurred on or before the date which is 90 days after the Issuance Date.

              "Registration Redemption Price" means an amount in cash equal to the sum of (A) the product obtained by multiplying (i) $1,000 times (ii) 105% plus (B) an amount equal to the Accrual Amount on the share of Series 1998/A Preferred Stock to be redeemed to the date the Corporation is required to pay the Registration Redemption Price in accordance with Section 11(c).

              "Registration Restriction Inconvertibility" means that (1) notwithstanding Rule 416 under the 1933 Act or the provisions of Section 8(b) of the Subscription Agreements, the Registration Statement is not deemed to cover such indeterminate number of additional shares of Common Stock as shall be issuable upon conversion of the shares of Series 1998/A Preferred Stock held by any holder of shares of Series 1998/A Preferred Stock based on changes from time to time in the Conversion Price, and (2) on any five Trading Days ending on or after the SEC Effective Date within any period of ten consecutive Trading Days the number of shares of Common Stock issuable upon conversion of all shares of Series 1998/A Preferred Stock held by any holder of shares of Series 1998/A Preferred Stock had all shares of Series 1998/A Preferred Stock held by such holder been converted in full into Common Stock on each such Trading Day, determined at the Conversion Price applicable on each such Trading Day and without regard to the limitation, if any, on such holder contained in the second sentence of Section 10(a), would exceed the number of shares of Common Stock covered by the Registration Statement and available for sale by such holder pursuant to the Registration Statement; provided, however, that a Registration Restriction Inconvertibility shall not be deemed to occur with respect to any holder of shares of Series 1998/A Preferred Stock on or after the date such holder is entitled to sell, pursuant to Rule 144 under the 1933 Act (or any successor or replacement rule or regulation), all Registrable Securities owned by such holder or which such holder has the right to acquire, without the filing of any notice with the SEC and without restriction on the manner of sale or the amount of securities sold.

              "Registration Statement" means each Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 8 of the Subscription Agreement.

              "SEC" means the United States Securities and Exchange Commission.

              "SEC Effective Date" means the date on which the Registration Statement is first ordered effective by the SEC.

              "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking senior as to dividends thereon to the Series 1998/A Preferred Stock as to any dividends which have been declared on the Series 1998/A Preferred Stock.

              "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series 1998/A Preferred Stock.

              "Series 1998/A Preferred Stock" means the Series 1998/A Convertible Preferred Stock, $.01 par value, of the Corporation.

              "Share Limitation Redemption Date" means each date which is five Business Days after the date on which a Redemption Election is given by any holder of shares of Series 1998/A Preferred Stock.

              "Share Limitation Redemption Price" means an amount in cash equal to the sum of (1) $1,000 plus (2) the Accrual Amount on the share of Series 1998/A Preferred Stock to be redeemed to the applicable Share Limitation Redemption Date.

              "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of the Common Stock on conversion of the Series 1998/A Preferred Stock, as and to the extent required under Rule 4460(i) of the Nasdaq as in effect from time to time or any successor or replacement provision of the Nasdaq or any other securities market or securities exchange on which the Common Stock is listed at the time of determination.

              "Subscription Agreements" means the several Subscription Agreements, dated as of May 22, 1998, by and between the Corporation and the several original holders of shares of Series 1998/A Preferred Stock pursuant to which the shares of Series 1998/A Preferred Stock were issued.

              "Tender Offer" means a tender offer or exchange offer.

              "Threshold Price Conversion Amount" means for each holder of shares of Series 1998/A Preferred Stock for each conversion of shares of Series 1998/A Preferred Stock pursuant to Section 10(c)(1) in connection with any Threshold Price Conversion Event, the lesser of:

              (1) the portion of the Aggregate Threshold Price Conversion Amount allocated to such holder in accordance with Section 10(c)(1)(B) (less the number of shares of Series 1998/A Preferred Stock converted by such holder during the period beginning on the latest of (x) the Issuance Date, (y) the latest previous Threshold Price Conversion Date and (z) the date which is 40 Trading Days (other than any Trading Day during which a Blackout Period is in effect), whether or not consecutive, prior to the date on which the Threshold Price Conversion Event occurs in respect of which this determination is being made, and in each such case ending on the day immediately prior to the first Trading Day in the period of eight consecutive Trading Days used to determine the occurrence of such Threshold Price Conversion Event); and

              (2) (A) in the case of any Threshold Price Conversion Event for which the Threshold Price Conversion Date is on or prior to the date which is 365 days after the Issuance Date, the portion allocated to such holder of the quotient obtained by dividing

       (x) the product obtained by multiplying (i) 15% of the Threshold Price Conversion Event Volume for the eight Trading Days used to determine the occurrence of such Threshold Price Conversion Event times (ii) the Conversion Price which would be applicable on such Threshold Price Conversion Date pursuant to the first proviso to the definition of the term Conversion Price by (y) $1,000 or (B) in the case of any Threshold Price Conversion Event for which the Threshold Price Conversion Date is on or after the date which is 366 days after the Issuance Date, the portion allocated to such holder of the quotient obtained by dividing (x) the product obtained by multiplying (i) 15% of the Threshold Price Conversion Event Volume for the eight Trading Days used to determine the occurrence of such Threshold Price Conversion Event times (ii) the Conversion Price which would be applicable on such Threshold Price Conversion Date pursuant to the second proviso to the definition of the term Conversion Price by (y) $1,000, or in each such case such lesser number of shares of Series 1998/A Preferred Stock as shall be outstanding on such Threshold Price Conversion Date.

              "Threshold Price Conversion Date" means the date which is not less than 20 or more than 40 Trading Days after a notice is given by the Corporation pursuant to Section 10(c)(1), as set forth in such notice.

              "Threshold Price Conversion Event" means that on any Trading Day on or after the date on which the Registration Statement shall have been effective and available for use by the selling stockholders named therein for 60 consecutive days and on or prior to the date which is 608 days after the Issuance Date:

              (1) in the case of the first Threshold Price Conversion Event in connection with which the Corporation gives notice to the holders of shares of Series 1998/A Preferred Stock pursuant to Section 10(c)(1), the Volume-Weighted Trading Price of the Common Stock for the eight consecutive Trading Days ending on the Trading Day prior to such Trading Day shall have been greater than (A) $13.00 per share of Common Stock, if such first Threshold Price Conversion Event occurs on or prior to the date which is 365 days after the Issuance Date, or (B) $14.00 per share of Common Stock, if such first Threshold Price Conversion Event occurs on or after the date which is 366 days after the Issuance Date;

              (2) in the case of the second Threshold Price Conversion Event in connection with which the Corporation gives notice to the holders of shares of Series 1998/A Preferred Stock pursuant to Section 10(c)(1), the Volume-Weighted Trading Price of the Common Stock for the eight consecutive Trading Days ending on the Trading Day prior to such Trading Day shall have been greater than (A) $14.00 per share of Common Stock, if such second Threshold Price Conversion Event occurs on or prior to the date which is 365 days after the Issuance Date, or (B) $15.00 per share of Common Stock, if such second Threshold Price Conversion Event occurs on or after the date which is 366 days after the Issuance Date; and

              (3) in the case of the third Threshold Price Conversion Event or any Threshold Price Conversion Event thereafter in connection with which the Corporation gives notice to the holders of shares of Series 1998/A Preferred Stock pursuant to Section 10(c)(1), the Volume-Weighted Trading Price of the Common Stock for the eight consecutive Trading Days ending on the Trading Day prior to such Trading Day shall have been greater than
       (A) $15.00 per share of Common Stock, if such third Threshold Price Conversion Event or subsequent Threshold Price Conversion Event occurs on or prior to the date which is 365 days after the Issuance Date, or (B) $16.00 per share of Common Stock, if such third Threshold Price Conversion Event or subsequent Threshold Price Conversion Event occurs on or after the date which is 366 days after the Issuance Date

(such prices in the preceding clauses (1) through (3) to be subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware); provided, however, that after the first Threshold Price Conversion Event shall have occurred, no subsequent Threshold Price Conversion Event shall be deemed to have occurred unless the period of eight consecutive Trading Days used to determine the occurrence of such subsequent Threshold Price Conversion Event occurs on or after a date which is at least 11 Trading Days after the previous Threshold Price Conversion Event.

              "Threshold Price Conversion Event Volume" means for any period for any security the aggregate trading volume of such security used in determining the Volume-Weighted Trading Price of such security for such period.

              "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

              "Transaction Documents" means, individually or collectively, the Subscription Agreements, this Certificate of Designations and the Transfer Agent Instruction.

              "Transfer Agent Instruction" means the Transfer Agent Instruction given by the Corporation to the Conversion Agent pursuant to Section 5(c) of the Subscription Agreements for the benefit of the holders of the shares of Series 1998/A Preferred Stock.

              "Volume-Weighted Trading Price" for any security for any period means the quotient obtained by dividing (A) the sum for all trades (regular way) of such security between 9:15 a.m. and 4:30 p.m., Eastern Time, on each Trading Day during such period on the principal securities market for such security of the product of (x) the number of shares of such security traded in each trade times (y) the price at which such security was traded in such trade by (B) the sum of the number of shares of such security traded in all such trades, as reported by Bloomberg, L.P. in its AQR function for such security.

              SECTION 2. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series 1998/A Convertible Preferred Stock", and the number of shares constituting the Series 1998/A Preferred Stock shall be 25,000, and shall not be subject to increase. The Corporation shall not issue any shares of Series 1998/A Preferred Stock other than pursuant to the Subscription Agreements, unless such issuance shall have been approved by the Majority Holders. Any shares of Series 1998/A Preferred Stock which are redeemed by the Corporation and retired and any shares of Series 1998/A Preferred Stock which are converted in accordance with Section 10 shall be restored to the status of authorized, unissued and undesignated shares of the Corporation's class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series 1998/A Preferred Stock.

              SECTION 3. SERIES 1998/A PREFERRED STOCK CAPITAL. The amount to be represented in the capital account for the Series 1998/A Preferred Stock at all times for each outstanding share of Series 1998/A Preferred Stock shall be an amount equal to the sum of (1) the product obtained by multiplying (A) $1,000 times (B) 110% plus (2) an amount equal to the Accrual Amount on such share of Series 1998/A Preferred Stock to the date of determination.

              SECTION 4. RANK. The shares of Series 1998/A Preferred Stock shall rank senior to the Common Stock and any shares of any other series of Preferred Stock or any shares of any other class of preferred stock of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary except as otherwise approved by the Majority Holders in accordance with Section 12(b). Nothing in this Section 4 shall prohibit the Corporation from issuing shares of capital stock if such issuance is made in compliance with Section 12(b) and the applicable provisions of the General Corporation Law of the State of Delaware.

              SECTION 5. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series 1998/A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends in such amounts as determined from time to time by the Board of Directors. Dividends on the shares of Series 1998/A Preferred Stock shall not be cumulative.

              If at any time any dividend on any Senior Dividend Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series 1998/A Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. Without the prior written consent of the Majority Holders, no dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless dividends in an equivalent amount per share (based on the relative stated values) shall have been, or contemporaneously are, paid or declared and set apart for such payment on the Series 1998/A Preferred Stock. No dividends shall be paid or declared and set apart for payment on the Series 1998/A Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such dividends.

              Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

              (b) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock (other than in a Tender Offer to which Section 5(c) is applicable), Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than 5% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions unless, (x) if such redemption, repurchase or acquisition occurs prior to the end of the Registration Period, at the time thereof the Registration Statement is effective and available for use by the holders of shares of Series 1998/A Preferred Stock named as selling stockholders in the Registration Statement, (y) no Optional Redemption Event shall have occurred with respect to which any holder of shares of Series 1998/A Preferred Stock shall be entitled to exercise redemption rights under Section 11 or with respect to which any holder of shares of Series 1998/A Preferred Stock shall have exercised such rights and the Optional Redemption Price shall not have been paid and (z) the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series 1998/A Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series 1998/A Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired, at a purchase price per share of Series 1998/A Preferred Stock equal to the sum of
(1) the product obtained by multiplying (A) $1,000 times (B) 110% plus (2) the amount equal to the Accrual Amount on such share of Series 1998/A Preferred Stock to the date of repurchase pursuant to this Section 5(b).

              (c) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for more than 5% of the outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for more than 5% of the outstanding shares of Common Stock by any Person other than the Corporation or any subsidiary of the Corporation, unless such Person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series 1998/A Preferred Stock to purchase for cash at the time of purchase in such

Tender Offer the same percentage of shares of Series 1998/A Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series 1998/A Preferred Stock equal to the greater of (i) the sum of (a) the product obtained by multiplying (1) $1,000 times (2) 110% plus (b) an amount equal to the Accrual Amount on such share of Series 1998/A Preferred Stock to the date of purchase pursuant to this Section 5(c) and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to such Tender Offer, be issuable on conversion in accordance with Section 10(a) of one share of Series 1998/A Preferred Stock if a Conversion Notice were given by the holder of such share of Series 1998/A Preferred Stock on the date of purchase pursuant to such Tender Offer (determined without regard to any limitation on beneficial ownership contained in the second sentence of
Section 10(a)) times (y) the price per share of Common Stock offered in such Tender Offer.

              SECTION 6. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series 1998/A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series 1998/A Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series 1998/A Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series 1998/A Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of the Series 1998/A Preferred Stock and the liquidation preference of the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another Person nor a sale or transfer of all or part of the Corporation's assets to any other Person or Persons in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

              SECTION 7. MANDATORY REDEMPTION.

              (a) MANDATORY REDEMPTION BASED ON MAXIMUM SHARE AMOUNT OR REGISTRATION RESTRICTION INCONVERTIBILITY. (1) (A) Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq Stock Market, the Corporation shall not be required to issue upon conversion of shares of Series 1998/A Preferred Stock pursuant to Section 10 more than the Maximum Share Amount. The Maximum Share Amount shall be allocated among the shares of Series 1998/A Preferred Stock at the time of initial issuance thereof pro rata based on the total number of authorized shares of Series 1998/A Preferred Stock provided in Section 2. Each certificate for shares of Series 1998/A Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series 1998/A Preferred Stock represented by such certificate for purposes of conversion thereof.

              (B) Upon surrender of any certificate for shares of Series 1998/A Preferred Stock for transfer or re-registration thereof (or, at the option of the holder of such certificate, for conversion pursuant to Section 10(a) of less than all of the shares of Series 1998/A Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series 1998/A Preferred Stock evidenced by such new certificate. If any certificate for shares of Series 1998/A Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series 1998/A Preferred Stock equal to the number of shares of Series 1998/A Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series 1998/A Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation of the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series 1998/A Preferred Stock represented by a single certificate are converted in full pursuant to Section 10, all of the portion of the Maximum Share Amount allocated to such shares of Series 1998/A Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series 1998/A Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series 1998/A Preferred Stock so converted, and if there shall be no other shares of Series 1998/A Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be re-allocated pro rata among the shares of Series 1998/A Preferred Stock outstanding at the close of business on such date.

              (2) (A) If (i) an Inconvertibility Day occurs then, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq Stock Market (or other applicable securities market or securities exchange) in the case of an Inconvertibility Day pursuant to clause (x) of the definition of such term, the Corporation shall and (ii) if during the Registration Period a Registration Restriction Inconvertibility occurs, then the Corporation shall, in each such case, promptly, but in no event later than five Business Days after each such occurrence, give an Inconvertibility Notice to each holder of shares of Series 1998/A Preferred Stock (by telephone line facsimile transmission at such number as such holder of shares of Series 1998/A Preferred Stock has specified in writing to the Corporation for such purposes or, if such holder of shares of Series 1998/A Preferred Stock shall not have specified any such number, by overnight courier delivery to such holder's address as the same appears on the stock books of the Corporation) and any holder of shares of Series 1998/A Preferred Stock may at any time after such occurrence give an Inconvertibility Notice to the Corporation. If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder of Series 1998/A Preferred Stock shall have given any Inconvertibility Notice, then within the applicable Redemption Election Period the holder receiving or giving or entitled to receive, as the case may be, such Inconvertibility Notice shall have the right by a

Redemption Election given to the Corporation (which may be contained in the Inconvertibility Notice given by such holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series 1998/A Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series 1998/A Preferred Stock) as shall not, on the Business Day prior to the applicable Share Limitation Redemption Date, (x) be convertible into shares of Common Stock by reason of such Inconvertibility Day, determined as if the Conversion Price applicable on such Business Day were the Volume-Weighted Trading Price of the Common Stock for the ten consecutive Trading Days ending on the Trading Day prior to such Business Day, or (y) be convertible into shares of Common Stock which are covered by the Registration Statement and available for sale by such holder pursuant to the Registration Statement by reason of a Registration Restriction Inconvertibility, in each such case, on the applicable Share Limitation Redemption Date, at a price per share equal to the Share Limitation Redemption Price. Notwithstanding any other provision of this Certificate of Designations, no such redemption shall be made with respect to a Registration Restriction Inconvertibility if, prior to the expiration of the applicable Redemption Election Period, the Corporation and such holder shall, by a Mandatory Redemption Waiver, waive the Corporation's obligation to make such redemption. Notwithstanding any other provision of this Certificate of Designations, if at the time any Redemption Election is given by reason of a Registration Restriction Inconvertibility and thereafter (1) no Optional Redemption Event shall have occurred with respect to which any holder of shares of Series 1998/A Preferred Stock shall have the right to require repurchase of any shares of Series 1998/A Preferred Stock pursuant to Section 11 or with respect to which any holder of shares of Series 1998/A Preferred Stock shall have exercised such right and the Corporation shall not have paid the Optional Redemption Price, (2) the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series 1998/A Preferred Stock (including, without limitation, its obligations under the Transaction Documents), (3) the Registration Statement is and remains effective and available for use by holders of shares of Series 1998/A Preferred Stock for resale of the shares of Common Stock which are covered by the Registration Statement, (4) the Corporation files with the SEC an additional Registration Statement as and when required by Section 8(b)(1) of the Subscription Agreements and complies in all material respects with its obligations under the Subscription Agreements regarding such Registration Statement, and (5) the Corporation maintains Net Cash and Cash Equivalent Balances at least equal to four times the Corporation's Quarterly Cash Requirements, then the Corporation shall not be required to redeem any shares of Series 1998/A Preferred Stock by reason of a particular Registration Restriction Inconvertibility prior to the date which is 30 days after such Registration Restriction Inconvertibility first occurs.

              (B) An Inconvertibility Notice or a Redemption Election given by a holder of shares of Series 1998/A Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after an Inconvertibility Notice or a Redemption Election has been given (which notice shall specify all defects in the Inconvertibility Notice or Redemption Election), and any Inconvertibility Notice or Redemption Election containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes in writing to correct all such defects. Notwithstanding the absence of any such undertaking from such holder, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all inconvertible shares of Series 1998/A

Preferred Stock as to which a Redemption Election has been given and which shares are not in dispute.

              (3) Notwithstanding the giving of any Inconvertibility Notice by the Corporation to one or more holders of Series 1998/A Preferred Stock or the giving or the absence of any Inconvertibility Notice or Redemption Election by one or more holders of the Series 1998/A Preferred Stock or any redemption of shares of Series 1998/A Preferred Stock pursuant to Section 7(a)(2), thereafter the provisions of Section 7(a)(2) shall continue to be applicable on any occasion unless, in the case of an Inconvertibility Day specified in clause (x) of the definition of such term, the Stockholder Approval shall have been obtained or waived by the Nasdaq Stock Market (or other applicable securities market or securities exchange).

              (4) On each Share Limitation Redemption Date (or such later date as a holder surrenders such holder's certificate(s) for shares of Series 1998/A Preferred Stock redeemed), the Corporation shall make payment by wire transfer of immediately available funds of the applicable Share Limitation Redemption Price to the holder of shares of Series 1998/A Preferred Stock to be redeemed to such account as specified by such holder in writing to the Corporation at least one Business Day prior to such Share Limitation Redemption Date. A holder of shares of Series 1998/A Preferred Stock which are redeemed pursuant to this
Section 7(a) shall not be entitled to payment of the Share Limitation Redemption Price of such shares of Series 1998/A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series 1998/A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b). In connection with a redemption of less than all of the shares of Series 1998/A Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Trading Days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series 1998/A Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series 1998/A Preferred Stock may be redeemed.

              (5) If on or before the applicable Share Limitation Redemption Date the Corporation shall fail to pay in full the Share Limitation Redemption Price which has become payable by reason of a Registration Restriction Inconvertibility for all shares of Series 1998/A Preferred Stock to be redeemed on such Share Limitation Redemption Date or to deposit the same with an Eligible Bank in accordance with Section 15(c), then without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in Section 7(a)(7)), the holder of any such share of Series 1998/A Preferred Stock shall have the right to convert such shares of Series 1998/A Preferred Stock into Common Stock in accordance with
Section 10(a) (subject to the Maximum Share amount provided in Section 7(a)(1) and the limitation based on beneficial ownership contained in the second sentence of Section 10(a)) at any time prior to the date on which the Corporation pays the Share Limitation Redemption Price of such share of Series 1998/A Preferred Stock to such holder (together with any amount due to such holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such holder pursuant to Section 15(d)) and gives notice to such holder of such deposit; provided, however, that the shares of Common Stock received by such holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such holder arising under applicable securities laws to the extent not registered for resale by the holder pursuant to the Registration Statement.

              (6) If on or before the applicable Share Limitation Redemption Date the Corporation shall have failed to pay in full the Share Limitation Redemption Price for any portion (which, if applicable, may be all) of any holder's shares of Series 1998/A Preferred Stock to be redeemed on such Share Limitation Redemption Date or to deposit the same with an Eligible Bank in accordance with Section 15(c) in connection with an Inconvertibility Day and the Stockholder Approval shall not have been obtained, then without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in Section 7(a)(7)), upon the written request of the Majority Holders, the Corporation shall use its best efforts to obtain a waiver from the Nasdaq Stock Market (or other applicable securities market or securities exchange) of the requirement for Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of the Series 1998/A Preferred Stock. If such waiver, in form reasonably satisfactory to the Majority Holders, is not obtained within 15 days after the Corporation's receipt of such request from the Majority Holders, then the Corporation promptly shall call a special meeting of its stockholders, to be held not later than 75 days after the expiration of the foregoing 15-day period, to seek the Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of the Series 1998/A Preferred Stock in accordance with
Section 10.

              (7) If a holder of shares of Series 1998/A Preferred Stock converts all or any portion of such holder's shares of Series 1998/A Preferred Stock pursuant to Section 7(a)(5), the amount of the Share Limitation Redemption Price due to such holder with respect to the number of shares of Series 1998/A Preferred Stock so converted shall be reduced by $1,000 for each share of Series 1998/A Preferred Stock so converted.

              (b) NO OTHER MANDATORY REDEMPTION. The shares of Series 1998/A Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided in this Section 7 and in Sections 10(b)(6) and 11.

              SECTION 8. NO SINKING FUND. The shares of Series 1998/A Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series 1998/A Preferred Stock.

              SECTION 9. REDEMPTION AT OPTION OF CORPORATION.

              (a) OPTIONAL REDEMPTION. (1) So long as on the date the Corporation gives the Redemption Notice and at all times thereafter through the Redemption Date (w) the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series 1998/A Preferred Stock (including, without limitation, its obligations under the Transaction Documents), (x) if such Redemption Notice is given prior to the end of the Registration Period, the Registration Statement shall be effective and available for use by the selling stockholders named therein, (y) no Optional Redemption Event shall have occurred with respect to which any holder of shares of Series 1998/A Preferred Stock shall be entitled to exercise redemption rights under Section 11 or with respect to which any holder of shares of Series 1998/A Preferred Stock shall have exercised such rights and the Optional Redemption Price shall not have been paid and (z) the Corporation has Net Cash and Cash Equivalent Balances which, together with the amount of all definitive, binding commitments available to the Corporation on or prior to the applicable Redemption Date to fund payment of the Redemption Price of the shares of Series 1998/A Preferred Stock to be redeemed, are sufficient, after taking into account the Corporation's cash requirements during the period from the date the Redemption Notice is given to the Redemption Date, to pay the Redemption Price of the shares of Series 1998/A Preferred Stock to be redeemed, the Corporation shall have the right at any time to redeem all or from time to time to redeem any part of the outstanding shares of Series 1998/A Preferred Stock pursuant to this Section 9(a) at the Redemption Price. In order to exercise its right of redemption under this Section 9(a), the Corporation shall give a Redemption Notice to the holders of shares of Series 1998/A Preferred Stock not less than 30 or more than 60 days prior to the Redemption Date.

              (2) On the Redemption Date (or such later date as a holder of shares of Series 1998/A Preferred Stock shall surrender to the Corporation the certificate(s) for the shares of Series 1998/A Preferred Stock redeemed), the Corporation shall pay to or upon the order of each holder of shares of Series 1998/A Preferred Stock by wire transfer of immediately available funds to such account as shall be specified for such purpose by such holder an amount equal to the Redemption Price of all of such holder's shares of Series 1998/A Preferred Stock to be redeemed. A holder of shares of Series 1998/A Preferred Stock which are redeemed pursuant to this Section 9(a) shall not be entitled to payment of the Redemption Price of such shares of Series 1998/A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series 1998/A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b).

              (3) Notwithstanding the giving of a Redemption Notice, each holder of shares of Series 1998/A Preferred Stock shall be entitled to convert in accordance with Section 10 any shares of Series 1998/A Preferred Stock which are to be redeemed at any time prior to (1) the Redemption Date or (2) if on or before the applicable Redemption Date the Corporation fails to pay the Redemption Price in full to such holder or to deposit the same with an Eligible Bank in accordance with Section 15(c), the date on which the Corporation pays the Redemption Price in full to such holder for all shares of Series 1998/A Preferred Stock to be redeemed from such holder (together with any amount due to such holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such holder pursuant to Section 15(d)) and gives notice to such holder of such deposit. In the case of a conversion of any share of Series 1998/A Preferred Stock as contemplated by the clause (2) of this immediately preceding sentence, upon delivery to the converting holder of the shares of Common Stock issuable upon such conversion the Corporation shall have no further liability in respect of the Redemption Price of such share of Series 1998/A Preferred Stock.

              (4) Any redemption of shares of Series 1998/A Preferred Stock pursuant to this Section 9(a) shall be made as nearly as practical pro rata from all holders of shares of Series 1998/A Preferred Stock outstanding, subject to reduction of the shares of Series 1998/A

Preferred Stock to be redeemed from any holder by reason of conversions of shares of Series 1998/A Preferred Stock of such holder between the date the Redemption Notice is given and the Redemption Date.

              (5) Upon receipt by the Corporation from a holder of shares of Series 1998/A Preferred Stock of certificates for shares of Series 1998/A Preferred Stock evidencing a greater number of shares of Series 1998/A Preferred Stock than the number of shares of Series 1998/A Preferred Stock to be redeemed in accordance with this Section 9(a), the Corporation shall, within three Trading Days after such surrender, issue and deliver to or upon the order of such holder a new certificate for the balance of shares of Series 1998/A Preferred Stock.

              (6) Notwithstanding any other provision of this Certificate of Designations to the contrary, if senior management of the Corporation is involved in discussions with another Person involving a potential merger, consolidation, tender offer, sale or transfer of all or substantially all of the assets of the Corporation, share exchange or similar type of business combination transaction with, to or involving such Person to which the provisions of Section 10(b)(6) would be applicable and which discussions have proceeded to the point that such transaction is reasonably likely to occur, the Corporation shall not be entitled to exercise its right to redeem shares of Series 1998/A Preferred Stock pursuant to this Section 9(a) by giving a Redemption Notice prior to the date on which the Corporation has publicly announced the execution and delivery of a definitive, binding agreement which sets forth the terms of such transaction.

              (7) During the period from the date the Corporation gives a Redemption Notice to the applicable Redemption Date with respect thereto (i) any shares of Series 1998/A Preferred Stock for which the holder exercises conversion rights under Section 10 and for which the Conversion Date is during such period shall reduce by the same number the shares of Series 1998/A Preferred Stock which the Corporation is required to redeem from such holder by reason of such Redemption Notice and (ii) the provisions of Section 10(a)(2) shall be inapplicable as to conversions by the holder thereof of a number of shares of Series 1998/A Preferred Stock which are specified in such Redemption Notice to be redeemed from such holder.

              (b) OPTIONAL REDEMPTION FOR MINIMUM PRICE REDEMPTION EVENT. (1) If a Minimum Price Redemption Event shall have occurred, then so long as on the date the Corporation gives the Minimum Price Redemption Notice and at all times thereafter through the Minimum Price Redemption Date (w) the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series 1998/A Preferred Stock (including, without limitation, its obligations under the Transaction Documents), (x) if such Minimum Price Redemption Notice is given before the end of the Registration Period, the Registration Statement shall be effective and available for use by the selling stockholders named therein, (y) no Optional Redemption Event shall have occurred with respect to which any holder of shares of Series 1998/A Preferred Stock shall be entitled to exercise redemption rights under Section 11 or with respect to which any holder of shares of Series 1998/A Preferred Stock shall have exercised such rights and the Optional Redemption Price shall not have been paid and (z) the Corporation has Net Cash and Cash Equivalent Balances which, together with the amount of all definitive, binding commitments available to the Corporation on or prior to the applicable Minimum Price Redemption Date to fund the payment of the Minimum Price Redemption Price of the shares of Series 1998/A Preferred Stock to be redeemed, are sufficient, after taking into account the Corporation's cash requirements during the period from the date the Minimum Price Redemption Notice is given to the Minimum Price Redemption Date, to pay the Minimum Price Redemption Price of the shares of Series 1998/A Preferred Stock to be redeemed, the Corporation shall have the right on one occasion only by reason of such Minimum Price Redemption Event to redeem all or any part of the outstanding shares of Series 1998/A Preferred Stock pursuant to this Section 9(b) at the Minimum Price Redemption Price. In order to exercise its right of redemption under this
Section 9(b), the Corporation shall give a Minimum Price Redemption Notice to the holders of shares of Series 1998/A Preferred Stock within five Trading Days after such Minimum Price Redemption Event occurs and not less than five or more than ten Business Days prior to the Minimum Price Redemption Date.

              (2) On the Minimum Price Redemption Date (or such later date as a particular holder of shares of Series 1998/A Preferred Stock shall surrender to the Corporation the certificate(s) for the shares of Series 1998/A Preferred Stock redeemed), the Corporation shall pay to or upon the order of each holder of shares of Series 1998/A Preferred Stock by wire transfer of immediately available funds to such account as shall be specified for such purpose by such holder an amount equal to the Minimum Price Redemption Price of all of such holder's shares of Series 1998/A Preferred Stock to be redeemed. A holder of shares of Series 1998/A Preferred Stock which are redeemed pursuant to this
Section 9(b) shall not be entitled to payment of the Minimum Price Redemption Price of such shares of Series 1998/A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series 1998/A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b).

              (3) The Corporation shall not be entitled to give a Minimum Price Redemption Notice with respect to, or to redeem, any shares of Series 1998/A Preferred Stock with respect to which a Conversion Notice has been given on a Conversion Date which is on or prior to the date on which a Minimum Price Redemption Notice is given. If a Minimum Price Redemption Notice has been given, thereafter such redemption shall not affect the rights of the holders of shares of Series 1998/A Preferred Stock to convert any shares of Series 1998/A Preferred Stock not called for redemption, and, notwithstanding the giving of such Minimum Price Redemption Notice, each holder of shares of Series 1998/A Preferred Stock shall be entitled after such Minimum Price Redemption Notice is given (1) to convert in accordance with Section 10 at any time prior to the Minimum Price Redemption Date a number of shares of Series 1998/A Preferred Stock which are to be redeemed equal to (x) the Redemption Exempt Amount for such holder less (y) the number (not in excess of the Redemption Exempt Amount) of shares of Series 1998/A Preferred Stock held by such holder on the date such Minimum Price Redemption Notice is given which shares have not been called for redemption pursuant to such Minimum Price Redemption Notice, and (2) if on or before the applicable Minimum Price Redemption Date the Corporation fails to pay the Minimum Price Redemption Price in full to such holder or to deposit the same with an Eligible Bank in accordance with Section 15(c), such holder shall be entitled to convert in accordance with Section 10 the shares of Series 1998/A

Preferred Stock of such holder so called for redemption at any time prior to the date on which the Corporation pays the Minimum Price Redemption Price in full to such holder for all shares of Series 1998/A Preferred Stock to be redeemed from such holder (together with any amount due to such holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such holder pursuant to Section 15(d)) and gives notice to such holder of such deposit. In the case of any conversion of any share of Series 1998/A Preferred Stock as contemplated by clause (2) of the immediately preceding sentence, upon delivery to the converting holder of the shares of Common Stock issuable upon such conversion the Corporation shall have no further liability in respect of the Minimum Price Redemption Price of such share of Series 1998/A Preferred Stock.

              (4) Any redemption of shares of Series 1998/A Preferred Stock pursuant to this Section 9(b) shall be made as nearly as practical pro rata from all holders of shares of Series 1998/A Preferred Stock outstanding, subject to reduction of the shares of Series 1998/A Preferred Stock to be redeemed from any holder by reason of conversions of shares of Series 1998/A Preferred Stock of such holder between the date the Minimum Price Redemption Notice is given and the Minimum Price Redemption Date.

              (5) Upon receipt by the Corporation from a holder of shares of Series 1998/A Preferred Stock of certificates for shares of Series 1998/A Preferred Stock evidencing a greater number of shares of Series 1998/A Preferred Stock than the number of shares of Series 1998/A Preferred Stock to be redeemed in accordance with this Section 9(b), the Corporation shall, within three Trading Days after such surrender, issue and deliver to or upon the order of such holder a new certificate for the balance of shares of Series 1998/A Preferred Stock.

              (6) If at any time the Corporation shall have become entitled to exercise its right to redeem shares of Series 1998/A Preferred Stock pursuant to this Section 9(b) and the Corporation shall not exercise such right in accordance herewith, then thereafter the Corporation shall not be entitled to exercise its right to redeem shares of Series 1998/A Preferred Stock pursuant to this Section 9(b) unless a subsequent Minimum Price Redemption Event shall have occurred on a date which is more than ten Trading Days after the date the Corporation became so entitled to exercise its right to redeem shares of Series 1998/A Preferred Stock pursuant to this Section 9(b).

              (7) The Redemption Exempt Amount shall be allocated among the shares of Series 1998/A Preferred Stock at the time of initial issuance thereof pro rata based on the number of issued shares of Series 1998/A Preferred Stock. Each certificate for shares of Series 1998/A Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Redemption Exempt Amount allocated to the shares of Series 1998/A Preferred Stock represented by such certificate for purposes of this Section 9(b). If any certificate for shares of Series 1998/A Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series 1998/A Preferred Stock equal to the number of shares of Series 1998/A Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series 1998/A Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Redemption Exempt Amount allocated thereto determined by pro rata allocation from among the Redemption Exempt Amount allocated to the certificate so surrendered. If any shares of Series 1998/A Preferred Stock represented by a single certificate are converted in full pursuant to this Section 9, the Redemption Exempt Amount allocated to such shares of Series 1998/A Preferred Stock shall be re-allocated pro rata to the outstanding shares of Series 1998/A Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series 1998/A Preferred Stock so converted, unless there shall be no other shares of Series 1998/A Preferred Stock held of record by such holder at the close of business on such date, in which case such portion of the Redemption Exempt Amount shall not be so re-allocated.

              (C) NO OTHER REDEMPTION AT THE OPTION OF THE CORPORATION. Except as otherwise specifically provided in Sections 9(a) and 9(b), the Corporation shall not have any right to redeem any shares of Series 1998/A Preferred Stock at the option of the Corporation.

              SECTION 10. CONVERSION.

              (a) CONVERSION AT OPTION OF HOLDER.

              (1) CONVERSION RIGHT. The holders of the Series 1998/A Preferred Stock may convert at any time all or from time to time any part of their outstanding shares of Series 1998/A Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the Issuance Date, and at any time thereafter, each share of Series 1998/A Preferred Stock may be converted at the office of the Conversion Agent or at such additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series 1998/A Preferred Stock being converted to the applicable Conversion Date by (y) the Conversion Price on the applicable Conversion Date; provided, however, that in no event shall any holder of shares of Series 1998/A Preferred Stock be entitled to convert any shares of Series 1998/A Preferred Stock in excess of that number of shares of Series 1998/A Preferred Stock upon conversion of which the sum of
(1) the number of shares of Common Stock beneficially owned by such holder (including shares of Common Stock beneficially owned by all Aggregated Persons of such holder) (other than shares of Common Stock deemed beneficially owned by such holder or any Aggregated Person of such holder through the ownership of (x) unconverted shares of Series 1998/A Preferred Stock and (y) the unconverted or unexercised portion of any instrument which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series 1998/A Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. For purposes of the proviso to the second preceding sentence, the Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by a holder of shares of Series 1998/A Preferred Stock to the Corporation in connection with a particular conversion, without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock and without any liability of the Corporation with respect thereto.

              (2) CERTAIN LIMITATIONS ON CONVERSION RIGHTS. (A) Except as otherwise specified by or provided in this Certificate of Designations, if at any time on or after the Issuance Date the Conversion Price is below the Conversion Restriction Price, then so long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the shares of Series 1998/A Preferred Stock (including, without limitation, its obligations under the Transaction Documents), the holders of shares of Series 1998/A Preferred Stock shall not during any calendar month which ends prior to or includes the date which is 608 days after the Issuance Date without the prior written consent of the Corporation be entitled to convert shares of Series 1998/A Preferred Stock at Conversion Prices below the applicable Conversion Restriction Price into a number of shares of Common Stock in excess of the Converted Restriction Amount; provided, however, that (x) in the case of the calendar month which includes the 90th day after the Issuance Date, if such 90th day is not the first day of such calendar month, the Converted Restriction Amount for such calendar month shall be pro rated based on the number of days of such calendar month which occur on or after such 90th day and (y) in the case of the calendar month which includes such 608th day, if such 608th day is not the last day of such calendar month, the Converted Restriction Amount for such calendar month shall be pro rated based on the number of days of such calendar month which occur on or prior to such 608th day.

              (B) The Converted Restriction Amount shall be allocated among the shares of Series 1998/A Preferred Stock at the time of initial issuance thereof pro rata based on the number of issued shares of Series 1998/A Preferred Stock. Each certificate for shares of Series 1998/A Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Converted Restriction Amount allocated to the shares of Series 1998/A Preferred Stock represented by such certificate for purposes of conversion thereof in accordance with the restrictions in this Section 10(a)(2). If any certificate for shares of Series 1998/A Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series 1998/A Preferred Stock equal to the number of shares of Series 1998/A Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series 1998/A Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Converted Restriction Amount allocated thereto determined by pro rata allocation from among the Converted Restriction Amount allocated to the certificate so surrendered. If any shares of Series 1998/A Preferred Stock represented by a single certificate are converted in full pursuant to this Section 10, the Converted Restriction Amount allocated to such shares of Series 1998/A Preferred Stock shall be re-allocated pro rata to the outstanding shares of Series 1998/A Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series 1998/A Preferred Stock so converted (subject to reduction during only the calendar month in which such conversion occurs for the portion of the Converted Restriction Amount for such calendar month which was used by the holder of such certificate in such calendar month prior to such conversion in full), and if there shall be no other shares of Series 1998/A Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Converted Restriction Amount shall be re-allocated on the first day of the calendar month next succeeding the calendar month in which such conversion in full occurred pro rata among the shares of Series 1998/A Preferred Stock outstanding at the opening of business on the first day of such calendar month.

              (C) Any portion of the Converted Restriction Amount allocated to any holder of shares of Series 1998/A Preferred Stock which is not used by such holder in any calendar month which ends on or prior to the date which is 365 days after the Issuance Date may not be carried forward to any subsequent calendar month. Any portion of the Converted Restriction Amount allocated to any holder of shares of Series 1998/A Preferred Stock which is not used by such holder in any calendar month which ends on or after the date which is 366 days after the Issuance Date may be carried forward to a subsequent calendar month; provided, however, that the number of shares of Common Stock issued to any such holder in any such subsequent calendar month during the period this Section 10(a)(2) is applicable at Conversion Prices which are less than the applicable Conversion Restriction Price shall not exceed 150% of the Converted Restriction Amount allocated to such holder. The Corporation shall maintain records of the number of shares of Common Stock issued to holders of shares of Series 1998/A Preferred Stock at Conversion Prices below the Conversion Restriction Price and such records shall be controlling in the absence of manifest error.

              (D) The Corporation shall not permit any holder of shares of Series 1998/A Preferred Stock to convert such shares when otherwise restricted by this Section 10(a)(2) unless the Corporation simultaneously offers all holders of shares of Series 1998/A Preferred Stock a pro rata opportunity to so convert the shares of Series 1998/A Preferred Stock held by all such holders; provided, however, that this restriction shall not be applicable to any such conversion which inadvertently occurs through a good faith error by the Corporation.

              (b) OTHER PROVISIONS. (1) The holders of shares of Series 1998/A Preferred Stock at the close of business on the record date for any dividend payment to holders of Series 1998/A Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after the record date for such dividend payment or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series 1998/A Preferred Stock converted during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series 1998/A Preferred Stock on a record date for a dividend payment who (or whose transferee) converts any of such shares into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series 1998/A Preferred Stock on such dividend payment date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series 1998/A Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series 1998/A Preferred Stock that may be accrued and unpaid at the date of conversion of shares of Series 1998/A Preferred Stock.

              (2) The right of the holders of Series 1998/A Preferred Stock to convert their shares shall be exercised by delivering (which may be made by telephone line facsimile transmission) a Conversion Notice to the Corporation at the address or telephone line facsimile transmission number provided in or pursuant to Section 15(a), with a copy to the Conversion Agent at its address or telephone line facsimile transmission number provided in the form of Conversion Notice (as such address or telephone line facsimile transmission number may be changed from time to time pursuant to Section 15(a)); provided, however, that any failure or delay in the giving of a copy of a Conversion Notice to the Conversion Agent shall not affect the validity or Conversion Date for any such Conversion Notice. The number of shares of Common Stock to be issued upon each conversion of shares of Series 1998/A Preferred Stock shall be the number set forth in the applicable Conversion Notice, which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within three Trading Days after such holder gives such Conversion Notice, which notice shall state the number of shares of Common Stock in dispute, and, notwithstanding such notice from the Corporation, no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute as and when required by this Certificate of Designations. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series 1998/A Preferred Stock being converted within three Trading Days after a Conversion Notice has been given (which notice shall specify all defects in such Conversion Notice), and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly undertakes to correct all such defects. If the Corporation shall have notified such holder of any such claim of manifest error, and the Corporation and such holder do not agree as to a resolution of such claim on or before the date of such notice by the Corporation of an error in such Conversion Notice, the Corporation shall on the date the Corporation gives such notice submit the dispute to the Auditors for determination and shall instruct the Auditors to resolve such dispute and to notify the Corporation and such holder within two Trading Days after such dispute is submitted to the Auditors. Immediately after receipt of timely notice of the Auditors' determination (but in any event within five Trading Days after the applicable Conversion Date), the Corporation shall issue to the converting holder any additional shares of Common Stock to which such holder is entitled based on the determination of the Auditors. If the Auditors shall fail to notify the Corporation or such holder of their determination within five Trading Days after the applicable Conversion Date, then the Corporation shall, within five Trading Days after the applicable Conversion Date, issue to the converting holder any additional shares of Common Stock to which such holder is entitled based on the applicable Conversion Notice. Time shall be of the essence in the performance by the Corporation of its obligation to issue shares of Common Stock upon any conversion of shares of Series 1998/A Preferred Stock.

              (3) If a holder of Series 1998/A Preferred Stock elects to convert any shares of Series 1998/A Preferred Stock in accordance with Section 10(a), such holder shall not be required to surrender the certificate(s) representing such shares of Series 1998/A Preferred Stock physically to the Corporation unless all of the shares of Series 1998/A Preferred Stock represented thereby are so converted. Each holder of shares of Series 1998/A Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. If a holder of shares of Series 1998/A Preferred Stock shall have given a Notice of Conversion of shares of Series 1998/A Preferred Stock without surrender of the certificate therefor, from and after the applicable Conversion Date such certificate shall be deemed to evidence a number of shares of Series 1998/A Preferred Stock equal to the number of unconverted shares of Series 1998/A Preferred Stock evidenced by such certificate, unless the Corporation shall fail to deliver to such holder all shares of Common Stock issuable upon such conversion. Notwithstanding the foregoing, if any shares of Series 1998/A Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series 1998/A Preferred Stock may not transfer the certificate(s) representing the remaining shares of Series 1998/A Preferred Stock evidenced by such certificate unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series 1998/A Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series 1998/A Preferred Stock (upon payment by such holder of shares of Series 1998/A Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series 1998/A Preferred Stock represented by such certificate(s) after taking into account all shares formerly represented by such certificate(s) which have previously been converted. Each holder of shares of Series 1998/A Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series 1998/A Preferred Stock represented by such certificate, the number of shares of Series 1998/A Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate and by reason of Section 7(a), the number of shares of Common Stock from the Maximum Share Amount allocated to the shares of Series 1998/A Preferred Stock represented by such certificate for purposes of conversion of such shares may be less than the number thereof stated on such certificate and (2) the Corporation may place one or more legends on the certificates for shares of Series 1998/A Preferred Stock which refers to or describes the provisions of this paragraph. The Corporation may by notice to any holder of shares of Series 1998/A Preferred Stock require such holder to surrender the certificate(s) for such holder's shares of Series 1998/A Preferred Stock in exchange for issuance by the Corporation of one or more new certificates for the number of shares evidenced by the certificate(s) so surrendered.

              (4) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series 1998/A Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series 1998/A Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. A holder of shares of Series 1998/A Preferred Stock who converts such shares shall be responsible for the amount of any withholding tax payable in connection with such conversion.

              (5) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series 1998/A Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series 1998/A Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series 1998/A Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series 1998/A Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (6) (A) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series 1998/A Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series 1998/A Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series 1998/A Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series 1998/A Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series 1998/A Preferred Stock the right to elect prior to completion of such transaction the securities, cash, or other assets into which the Series 1998/A Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). In connection with any such merger, consolidation, sale, transfer or exchange, if the Corporation shall have failed to make provision for preservation of economic benefits of the conversion rights of the holders of shares of Series 1998/A Preferred Stock, then in lieu of any other right or remedy available to the holders of shares of Series 1998/A Preferred Stock, the Corporation shall redeem all outstanding shares of Series 1998/A Preferred Stock on the Business Day immediately following the date of completion of such transaction at a price per share of Series 1998/A Preferred Stock in cash equal to the Business Combination Redemption Price. On such Business Day (or such later date as a holder of shares of Series 1998/A Preferred Stock surrenders such holder's certificates for shares of Series 1998/A Preferred Stock redeemed) the Corporation shall make payment by wire transfer of immediately available funds of the applicable Business Combination Redemption Price to each holder of shares of Series 1998/A Preferred Stock to be redeemed to such account as specified by such holder in writing to the Corporation at least one Business Day prior to such payment of the Business Combination Redemption Price. A holder of shares of Series 1998/A Preferred Stock which are redeemed pursuant to this
Section 10(b)(6) shall not be entitled to payment of the Business Combination Redemption Price of such shares of Series 1998/A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series 1998/A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b). The Corporation shall not effect any such transaction unless it shall have complied with the provisions of this paragraph. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

              (B) Whenever the Corporation shall propose to take any of the actions specified in this Section 10(b)(6), the Corporation shall cause a notice to be mailed, at least 20 days prior to the date on which the books of the Corporation will close or on which the security holders entitled to participate (other than solely by voting) in such transaction will be determined, to the holders of record of the outstanding Series 1998/A Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be.

              (7) Upon receipt by the Corporation from a holder of shares of Series 1998/A Preferred Stock of a Conversion Notice, the Corporation shall issue and deliver or cause to be issued and delivered to or upon the order of such holder certificates for the Common Stock issuable upon such conversion by the close of business on the third Trading Day after such Conversion Notice is received, and as of the close of business on the date of such receipt such holder (or such holder's assignee) shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares of Series 1998/A Preferred Stock so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets, as herein provided, on such conversion. If a holder of Series 1998/A Preferred Stock shall have given a Conversion Notice in accordance with the terms of this Certificate of Designations, the Corporation's obligation to issue and deliver the shares of Common Stock issuable upon such conversion in accordance with the terms of this Certificate of Designations shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other Person of any obligation to the Corporation, or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Corporation to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an equitable adjustment of the Conversion Price or the Market Price as contemplated by the definition thereof in Section 1 shall in no way restrict or delay the right of any holder of shares of Series 1998/A Preferred Stock to receive shares of Common Stock upon conversion of shares of Series 1998/A Preferred Stock, and the Corporation shall use its best efforts to implement each such adjustment on terms reasonably acceptable to the Majority Holders within two Trading Days after such occurrence. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series 1998/A Preferred Stock as and when required to do so and such failure shall continue after the fifth Trading Day after the applicable Conversion Date, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by such holder as a result of such failure, (2) the Conversion Price applicable to such conversion shall be reduced by one-tenth of a percentage point from the Conversion Price otherwise applicable to such conversion for each Trading Day during the period from the date the Corporation was required to deliver such shares of Common Stock to the date the Corporation so delivers such shares of Common Stock; provided, however, that in no event shall any such reduction be made for any Trading Day in such period which is after the date which is 120 days after the date the Corporation was required to deliver such shares of Common Stock in connection with such conversion, and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series 1998/A Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series 1998/A Preferred Stock thereafter in accordance herewith; provided, however, that the Corporation shall not be liable to any holder of shares of Series 1998/A Preferred Stock under the preceding clause (1) or clause (2) to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Conversion Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent). A holder of shares of Series 1998/A Preferred Stock who has given a Conversion Notice shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable after becoming aware that shares of Common Stock issued upon such conversion have not been received as provided in this Section 10(b)(7). In the case of any delivery by the Corporation of shares of Common Stock upon conversion of shares of Series 1998/A Preferred Stock which delivery is, at the request of the converting holder, to be made through the DTC Fast Automated Securities Transfer Program to such holder by electronic transmission of such shares of Common Stock to such holder by crediting the account of such holder or such holder's broker with DTC through the DWAC system, for purposes of this Section 10(b)(7) such shares of Common Stock shall be deemed to have been delivered to such holder when made available to such holder or such holder's broker through the DWAC system.

              (8) No fractional shares of Common Stock shall be issued upon conversion of Series 1998/A Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of Series 1998/A Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash to such holder at the time of issuance of shares of Common Stock in connection with such conversion an amount equal to the product of (i) the arithmetic average of the Market Price of one share of Common Stock on the three consecutive Trading Days ending on the Trading Day immediately preceding the Conversion Date times
(ii) such fraction of a share of Common Stock.

              (c) CONVERSION BY CORPORATION; MANDATORY CONVERSION.

              (1) THRESHOLD PRICE CONVERSION. (A) If a Threshold Price Conversion Event shall occur, so long as:

              (x) on the applicable Threshold Price Conversion Date the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series 1998/A Preferred Stock (including, without limitation, its obligations under the Transaction Documents),

              (y) on the date such Threshold Price Conversion Event occurs and at all times thereafter through the applicable Threshold Price Conversion Date the Registration Statement shall be effective and available for use by the selling stockholders named therein or all holders of shares of Series 1998/A Preferred Stock shall be entitled to sell all shares of Common Stock issuable to them upon conversion of shares of Series 1998/A Preferred Stock without registration under the 1933 Act and without limitation on the volume of sales or manner of sale and

              (z) on the date such Threshold Price Conversion Event occurs and at all times thereafter through the applicable Threshold Price Conversion Date the Corporation shall not have commenced a voluntary case or other proceeding, and no person shall have commenced an involuntary case or other proceeding against the Corporation, in any such case seeking liquidation, reorganization or other relief with respect to the Corporation or its debts under any bankruptcy, insolvency, receivership, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of the Corporation's property, the Corporation shall not have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, and the Corporation shall not have made a general assignment for the benefit of creditors, then

              (i) the Corporation shall have the right on one occasion only by reason of such Threshold Price Conversion Event to require the conversion on the applicable Threshold Price Conversion Date of the number of shares of Series 1998/A Preferred Stock evidenced by each certificate therefor which equals the Threshold Price Conversion Amount allocated to each such certificate (less the number of shares of Series 1998/A Preferred Stock converted by the holder of such certificate from such Threshold Price Conversion Amount during the period beginning on the first day in the period of eight Trading Days during which such Threshold Price Conversion Event occurred and ending on the day immediately prior to the Threshold Price Conversion Date for such Threshold Price Conversion Event), in accordance with the provisions, and subject to the limitations, of this
       Section 10 into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock, and

              (ii) if the Corporation exercises its right to require conversion of shares of Series 1998/A Preferred Stock pursuant to this Section 10(c)(1) by reason of such Threshold Price Conversion Event, then from the date such Threshold Price Conversion Event occurs until the applicable Threshold Price Conversion Date with respect thereto, the restrictions of Section 10(a)(2) shall be inapplicable as to the number of shares of Common Stock evidenced by each certificate for shares of Series 1998/A Preferred Stock issuable upon conversion by the holder of such certificate of a number of shares of Series 1998/A Preferred Stock equal to the balance of the Threshold Price Conversion Amount allocated to such certificate which, on the day immediately subsequent to the date on which such Threshold Price Conversion Event occurs, would be subject to conversion on the applicable Threshold Price Conversion Date if the Corporation exercises its right to require conversion of shares of Series 1998/A Preferred Stock by reason of such Threshold Price Conversion Event.

In order to exercise its right to require a conversion of shares of Series 1998/A Preferred Stock pursuant to this Section 10(c)(1), the Corporation shall give a notice to all holders of shares of Series 1998/A Preferred Stock (i) stating that a Threshold Price Conversion Event has occurred and the date thereof, (ii) stating that the Corporation is exercising such right and (iii) setting forth the applicable Threshold Price Conversion Date, which notice shall be given within three Trading Days after such Threshold Price Conversion Event occurs and not less than 20 or more than 40 Trading Days prior to the applicable Threshold Price Conversion Date. On such Threshold Price Conversion Date such shares of Series 1998/A Preferred Stock determined as aforesaid (or such lesser number of shares of Series 1998/A Preferred Stock as are convertible into Common Stock on such Threshold Price Conversion Date) shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 10 as if the conversion of such number of shares of Series 1998/A Preferred Stock were made by the holders thereof in accordance herewith, without any further action on the part of the holders of such shares of Series 1998/A Preferred Stock and subject to the limitations on conversion based on the Maximum Share Amount as provided in
Section 7(a) and based on beneficial ownership as provided in Section 10(a). Upon receipt by the Corporation from a holder of the certificates for shares of Series 1998/A Preferred Stock converted into shares of Common Stock in accordance with this Section 10(c)(1), the Corporation shall issue and, within three Trading Days after such surrender, deliver to or upon the order of such holder (1) that number of shares of Common Stock as shall be issuable in respect of the conversion of the number of shares of Series 1998/A Preferred Stock so converted into Common Stock as shall be determined in accordance herewith and
(2) a new certificate for the balance of shares of Series 1998/A Preferred Stock, if any.

              (B) The Aggregate Threshold Price Conversion Amount shall be allocated among the shares of Series 1998/A Preferred Stock at the time of initial issuance thereof pro rata based on the number of issued shares of Series 1998/A Preferred Stock. Each certificate for shares of Series 1998/A Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Aggregate Threshold Price Conversion Amount which is allocated to the shares of Series 1998/A Preferred Stock represented by such certificate for purposes of conversion thereof in accordance with the provisions of this Section 10(c)(1). If any certificate for shares of Series 1998/A Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series 1998/A Preferred Stock equal to the number of shares of Series 1998/A Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series 1998/A Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Aggregate Threshold Price Conversion Amount which is allocated thereto determined by pro rata allocation from among the portion of the Aggregate Threshold Price Conversion Amount which is allocated to the certificate so surrendered. If any shares of Series 1998/A Preferred Stock represented by a single certificate are converted in full pursuant to this
Section 10, the portion of the Aggregate Threshold Price Conversion Amount which is allocated to such shares of Series 1998/A Preferred Stock shall be re-allocated pro rata to the outstanding shares of Series 1998/A Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series 1998/A Preferred Stock so converted, unless there shall be no other shares of Series 1998/A Preferred Stock held of record by such holder at the close of business on such date, in which case such portion of the Aggregate Threshold Price Conversion Amount shall not be so re-allocated. For purposes of determining the amount of the Threshold Price Conversion Amount specified in clause (2) of the definition of the term Threshold Price Conversion Amount which is allocated to the shares of Series 1998/A Preferred Stock issued to each holder thereof, the Threshold Price Conversion Amount specified in clause (2) of the definition of the term Threshold Price Conversion Amount shall be allocated to each certificate for shares of Series 1998/A Preferred

Stock based on the portion of the Aggregate Threshold Conversion Amount specified in which is allocated to such certificate.

              (2) FIXED CONVERSION DATE So long as on the Fixed Conversion Date
(x) the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series 1998/A Preferred Stock (including, without limitation, its obligations under the Transaction Documents), (y) if the Fixed Conversion Date is before the end of the Registration Period, the Registration Statement shall be effective and available for use by the selling stockholders named therein or all holders of shares of Series 1998/A Preferred Stock shall be entitled to sell all shares of Common Stock issuable to them upon conversion of the Series 1998/A Preferred Stock without registration under the 1933 Act and without limitation on the volume of sales or manner of sale and (z) the Corporation shall not have commenced a voluntary case or other proceeding, and no person shall have commenced an involuntary case or other proceeding against the Corporation, in any such case seeking liquidation, reorganization or other relief with respect to the Corporation or its debts under any bankruptcy, insolvency, receivership, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of the Corporation's property, the Corporation shall not have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, and the Corporation shall not have made a general assignment for the benefit of creditors, then on the Fixed Conversion Date all of the outstanding shares of Series 1998/A Preferred Stock shall be converted, in accordance with the provisions, and subject to the limitations, of this Section 10 into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. On the Fixed Conversion Date all outstanding shares of Series 1998/A Preferred Stock shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 10 as if the conversion of such number of shares of Series 1998/A Preferred Stock were made by the holders thereof in accordance herewith on the Fixed Price Conversion Date, without any further action on the part of the holders of such shares of Series 1998/A Preferred Stock; provided, however, that if the limitation on conversion based on beneficial ownership provided in Section 10(a) would limit such conversion of any shares of Series 1998/A Preferred Stock held by any holder, such shares of Series 1998/A Preferred Stock of such holder so restricted shall not convert pursuant to this
Section 10(c)(2) on the Fixed Conversion Date and thereafter such holder shall use its best efforts to reduce its beneficial ownership of shares of Common Stock as promptly as practicable so as to permit the full conversion of the Series 1998/A Preferred Stock held by such holder at such Conversion Price and, unless the next succeeding proviso is inapplicable, such holder shall have no other rights as a holder of Series 1998/A Preferred Stock other than the right to convert the Series 1998/A into shares of Common Stock pursuant to Section 10; provided further, however, that if the limitation on conversion of any shares of Series 1998/A Preferred Stock based on the Maximum Share amount would limit such conversion of any shares of Series 1998/A Preferred Stock held by any holder, such shares of Series 1998/A Preferred Stock of such holder which are so limited shall not convert pursuant to this Section 10(c)(2) on the Fixed Conversion Date and thereafter shall remain outstanding and entitled to all the rights and preferences provided in this Certificate of Designations. Upon receipt by the Corporation from a holder of the certificates for shares of Series 1998/A Preferred Stock converted into shares of

Common Stock in accordance with this Section 10(c)(2), the Corporation shall issue and, within three Trading Days after such surrender, deliver to or upon the order of such holder (1) that number of shares of Common Stock as shall be issuable in respect of the conversion of the number of shares of Series 1998/A Preferred Stock so converted into Common Stock as shall be determined in accordance herewith and (2) a new certificate for the balance of shares of Series 1998/A Preferred Stock, if any.

              SECTION 11. REDEMPTION UPON OPTIONAL REDEMPTION EVENT OR REGISTRATION REDEMPTION EVENT.

              (a) REDEMPTION RIGHT UPON OPTIONAL REDEMPTION EVENT. If an Optional Redemption Event occurs, then each holder of shares of Series 1998/A Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series 1998/A Preferred Stock, or any portion thereof, on the date that is three Business Days after the date of the Holder Notice given with respect to such Optional Redemption Event. Each holder of shares of Series 1998/A Preferred Stock shall have the right to require the Corporation to redeem all or any such portion of such holder's shares of Series 1998/A Preferred Stock if an Optional Redemption Event occurs at any time while any of such holder's shares of Series 1998/A Preferred Stock are outstanding at a price equal to the Optional Redemption Price.

              (b) NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, Etc.
(1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each holder of outstanding shares of Series 1998/A Preferred Stock a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

              (i) the date by which the optional redemption right must be exercised, and

              (ii) a description of the procedure (set forth below) which each such holder must follow to exercise such holder's optional redemption right.

No failure of the Corporation to give a Corporation Notice or defect therein shall limit the right of any holder of shares of Series 1998/A Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series 1998/A Preferred Stock.

              (2) To exercise its optional redemption right, each holder of outstanding shares of Series 1998/A Preferred Stock shall deliver to the Corporation on or before the thirtieth day after a Corporation Notice is given to such holder (or if no Corporation Notice has been given to such holder, within forty days after such holder first learns of the Optional Redemption Event) a Holder Notice to the Corporation setting forth the name of such holder, and number of such holder's shares of Series 1998/A Preferred Stock to be redeemed. A Holder Notice may be revoked by such holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such holder.

              (3) If a holder of shares of Series 1998/A Preferred Stock shall have given a Holder Notice, on the date which is three Business Days after the date such Holder Notice is given (or such later date as such holder surrenders such holder's certificates for the shares of Series 1998/A Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such holder in writing to the Corporation at least one Business Day prior to the applicable redemption date. A holder of shares of Series 1998/A Preferred Stock which are redeemed pursuant to Sections 11(a) and 11(b) shall not be entitled to payment of the Optional Redemption Price of such shares of Series 1998/A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series 1998/A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b).

              (c) REDEMPTION RIGHT UPON REGISTRATION REDEMPTION EVENT. If a Registration Redemption Event occurs, then each holder of shares of Series 1998/A Preferred Stock shall have the right by complying with the requirements of this Section 11(c), at such holder's option, to require the Corporation to redeem all of such holder's shares of Series 1998/A Preferred Stock, or from time to time any portion thereof, by making payment of the Registration Redemption Price to such holder in immediately available funds to such account as specified by such holder by notice to the Corporation, on the date that is three Business Days after the date a Holder Registration Redemption Notice is given by such holder (or such later date as such holder surrenders to the Corporation the certificate(s) for the shares of Series 1998/A Preferred Stock redeemed). A holder of shares of Series 1998/A Preferred Stock shall exercise its right to require redemption pursuant to this Section 11(c) by giving a Holder Registration Redemption Notice at any time after a Registration Redemption Event occurs and prior to the SEC Effective Date. If a holder of shares of Series 1998/A Preferred Stock shall have given a Holder Registration Redemption Notice, the Corporation shall redeem such holder's shares of Series 1998/A Preferred Stock or the portion of such holder's shares of Series 1998/A Preferred Stock as stated in such Holder Registration Redemption Notice at a price per share equal to the Registration Redemption Price. A holder of shares of Series 1998/A Preferred Stock which are redeemed pursuant to this Section 11(c) shall not be entitled to payment of the Registration Redemption Price of such shares of Series 1998/A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series 1998/A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b). A Holder Registration Redemption Notice may be revoked by the holder giving such Holder Registration Redemption Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Registration Redemption Price to such holder.

              (d) OTHER. (1) In connection with a redemption pursuant to this
Section 11 of less than all of the shares of Series 1998/A Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series 1998/A Preferred Stock evidenced by such certificate which have not been redeemed.

              (2) A Holder Notice or Holder Registration Redemption Notice given by a holder of shares of Series 1998/A Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Holder Notice or Holder Registration Redemption Notice has been given (which notice shall specify all defects in such Holder Notice or Holder Registration Redemption Notice), and any Holder Notice or Holder Registration Redemption Notice containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes in writing to correct all such defects. Notwithstanding the absence of any such undertaking from such holder, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series 1998/A Preferred Stock not in dispute.

              (3) If on or before the applicable date for redemption the Corporation shall have failed to pay in full the Optional Redemption Price or the Registration Redemption Price for all shares of Series 1998/A Preferred Stock to be redeemed in full to the holders thereof or to deposit the same with an Eligible Bank in accordance with Section 15(c), then without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in this Section 11(d)(3)), the holder of any such share of Series 1998/A Preferred Stock shall have the right to convert such share of Series 1998/A Preferred Stock into Common Stock in accordance with Section 10(a) (subject to the Maximum Share Amount provided in Section 7(a) and the limitation based on beneficial ownership contained in the second sentence of Section 10(a)(7)) at any time prior to the date on which the Corporation pays the Optional Redemption Price or Registration Redemption Price, as the case may be, of such share of Series 1998/A Preferred Stock to such holder (together with any amount due to such holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such holder pursuant to Section 15(d)) and gives notice to such holder of such deposit; provided, however, that the shares of Common Stock received by such holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such holder arising under applicable securities laws to the extent not registered for resale by such holder pursuant to the Registration Statement. If a holder of shares of Series 1998/A Preferred Stock converts all or any portion of such holder's shares of Series 1998/A Preferred Stock as permitted by this
Section 11(d)(3), the amount of the Optional Redemption Price or the Registration Redemption Price, as the case may be, due to such holder with respect to the number of shares of Series 1998/A Preferred Stock so converted shall be reduced by $1,000 for each share of Series 1998/A Preferred Stock so converted.

              SECTION 12. VOTING RIGHTS; CERTAIN RESTRICTIONS.

              (a) VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series 1998/A Preferred Stock shall not be entitled to vote on any matter.

              (b) CERTIFICATE OF INCORPORATION; CERTAIN STOCK. The affirmative vote or written consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series 1998/A Preferred Stock, or
(2) the creation or issuance of any Senior Dividend Stock, Senior Liquidation Stock, Parity Dividend Stock or Parity Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series 1998/A Preferred Stock except as otherwise required by law; and provided further, however, that no such amendment, alteration or repeal shall (i) reduce the Optional Redemption Price, Redemption Price, Minimum Price Redemption Price, Registration Redemption Price, Share Limitation Redemption Price, Business Combination Redemption Price or the amount payable to a holder of shares of Series 1998/A Preferred Stock pursuant to Section 5(b) or 5(c), (ii) reduce the percentage in, or otherwise change the definition of Majority Holders, (iii) change the method of calculating the Conversion Price in a manner adverse to the holders of shares of Series 1998/A Preferred Stock or reduce the number of shares of Common Stock issuable upon any conversion of shares of Series 1998/A Preferred Stock (other than any reduction in the number of shares of Common Stock so issuable pursuant to an amendment of the Certificate of Incorporation which effects a combination of the outstanding shares of Common Stock and results in an adjustment pursuant to clause (iii) of the first proviso and clause (iii) of the second proviso to the definition of the term Conversion Price) or (iv) amend, modify or repeal any provision of this Section 12(b), unless in each such case referred to in the preceding clauses (i) through (iv) such amendment, modification or repeal has been approved by the affirmative vote or written consent of the holders of all outstanding shares of Series 1998/A Preferred Stock, voting separately or as a class.

              (c) REPURCHASES OF SERIES 1998/A PREFERRED STOCK. The Corporation shall not repurchase or otherwise acquire any shares of Series 1998/A Preferred Stock (other than pursuant to Section 7(a), Section 9(a), Section 9(b) or
Section 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series 1998/A Preferred Stock based on the total number of shares of Series 1998/A Preferred Stock outstanding for cash at the same price per share.

              (d) OTHER. So long as any shares of Series 1998/A Preferred Stock are outstanding:

              (1) LIMITATION ON INDEBTEDNESS. At all times prior to the date which is 609 days after the Issuance Date, the Corporation will not itself, and will not permit any subsidiary of the Corporation to, create, assume, incur, in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction, or suffer to exist (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

              (2) PAYMENT OF OBLIGATIONS. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, in the ordinary course consistent with the Corporation's practices prior to the filing of this Certificate of Designations with the Secretary of State of the State of Delaware, except where the same may be contested in good faith by appropriate proceedings.

              (3) MAINTENANCE OF PROPERTY; INSURANCE. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

              (B) The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and against such risks as are in the Corporation's judgment reasonable, subject to customary deductibles, to the extent such insurance is available on commercially reasonable terms.

              (4) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of the same general types as conducted by the Corporation and its subsidiaries at the time the Certificate of Designations is filed with the Secretary of State of the State of Delaware, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

              (5) COMPLIANCE WITH LAWS. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith would not have a material adverse effect on the business, financial condition, operations, performance or properties of the Corporation and its subsidiaries, taken as a whole.

              (6) INVESTMENT COMPANY ACT. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

              (7) TRANSACTIONS WITH AFFILIATES. The Corporation will not, and will not permit any subsidiary of the Corporation, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such subsidiary which the Board of Directors determines in good faith are in the best interests of the Corporation and its stockholders.

              SECTION 13. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series 1998/A Preferred Stock shall be deemed outstanding except (i) from the date a Conversion Notice is given by a holder of Series 1998/A Preferred Stock, all shares of Series 1998/A Preferred Stock converted into Common Stock (so long as the Corporation shall issue the shares of Common Stock issuable upon such conversion as and when requested by this Certificate of Designations); (ii) from the date of registration of transfer, all shares of Series 1998/A Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation (other than any original holder of shares of Series 1998/A Preferred Stock) and (iii) from the applicable Share Limitation Redemption Date, Redemption Date, Minimum Price Redemption Date, date of redemption pursuant to Section 11(c), Optional Redemption Date or date of redemption pursuant to Section 10(b)(6)(A), all shares of Series 1998/A Preferred Stock which are redeemed, so long as in each case the Share Limitation Redemption Price, Redemption Price, Minimum Price Redemption Price, Registration Redemption Price, Optional Redemption Price or Business Combination Redemption Price, as the case may be, of such shares of Series 1998/A Preferred Stock shall have been paid by the Corporation as and when due hereunder or deposited in accordance with Section 15(c). If at any time after the Issuance Date no shares of Series 1998/A Preferred Stock shall be outstanding and the Corporation shall have satisfied all of its obligations under this Certificate of Designations to the Persons who were holders of shares of Series 1998/A Preferred Stock, then to the extent permitted by the General Corporation Law of the State of Delaware this Certificate of Designations shall cease to be of any further force or effect.

              SECTION 14. FORMS OF NOTICES. The forms of certain of the notices required or permitted under this Certificate of Designations shall be as provided in this Section 14 or as otherwise agreed by the Corporation and the Majority Holders.

              (a) FORM OF NOTICE OF CONVERSION OF SERIES 1998/A CONVERTIBLE PREFERRED STOCK.

                              NOTICE OF CONVERSION
                                       OF
                    SERIES 1998/A CONVERTIBLE PREFERRED STOCK
                                       OF
                           CREATIVE BIOMOLECULES, INC.

TO:    Creative BioMolecules, Inc.             with a copy to:
       45 South Street
       Hopkinton, Massachusetts 01748          ChaseMellon Shareholder Services,
                                                L.L.C., as Conversion Agent
       Attention:  Chief Financial Officer     111 Founders Plaza, Suite 1100

                                               East Hartford, Connecticut  06108

       Facsimile No:  (617) 912-2991

                                               Attention: Ms. Lee Tinto

                                               Facsimile No.: (860) 289-6069

              (1) Pursuant to the terms of the Series 1998/A Convertible Preferred Stock (the "Preferred Stock"), of Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), the undersigned (the "Holder") hereby elects to convert _____________ shares of the Preferred Stock, including the aggregate Accrual Amount of $ ___________ into shares of Common Stock, $.01 par value (the "Common Stock"), of the Corporation, at a Conversion Price per share of Common Stock of $ __________, or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of Series 1998/A Convertible Preferred Stock.

              (2) The number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock to which this Notice relates is
________________.

              (3) Set forth below or on a schedule which accompanies this Notice are the Market Prices during the Measurement Period applicable to this Notice and an indication of the five Market Prices used to determine the Conversion Price set forth above.

                     Date                     Market Price
                     ----                     ------------

              1.     ___________, ____        $___________

              2.     ___________, ____        $___________

              3.     ___________, ____        $___________

              4.     ___________, ____        $___________

              5.     ___________, ____        $___________

              6.     ___________, ____        $___________

              7.     ___________, ____        $___________

              8.     ___________, ____        $___________

              9.     ___________, ____        $___________

              10.    ___________, ____        $___________

              11.    ___________, ____        $___________

              12.    ___________, ____        $___________

              13.    ___________, ____        $___________

              14.    ___________, ____        $___________

              15.    ___________, ____        $___________

              16.    ___________, ____        $___________

              17.    ___________, ____        $___________

              18.    ___________, ____        $___________

              19.    ___________, ____        $___________

              20.    ___________, ____        $___________

              (4) Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

       Name                                     Name


       Address                                  Address


       SS or Tax ID Number                      SS or Tax ID Number

              (5) The undersigned hereby represents to the Corporation that the exercise of conversion rights contained in this Notice does not violate the provisions of Section 10(a) of the Certificate of Designations relating to beneficial ownership in excess of 4.9% of the Common Stock.

              (6) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act and this Notice is given prior to the end of the Registration Period under the Subscription Agreement by which the Holder is bound, the Holder represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the Holder for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the Holder has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the Holder is an "accredited investor" as defined in Regulation D under the 1933 Act. The Holder further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered for resale under the 1933 Act, the Corporation may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Subscription Agreement by which the Holder is bound.



Date _________________________      ____________________________________________
                                                Signature of Holder
                                          (Must be signed exactly as name
                                    appears on the Preferred Stock Certificate.)



              (b) FORM OF CORPORATION INCONVERTIBILITY NOTICE.

                       CORPORATION INCONVERTIBILITY NOTICE
             (SECTION 7(a)(2) OF THE CERTIFICATE OF DESIGNATIONS OF
                   SERIES 1998/A CONVERTIBLE PREFERRED STOCK)


TO: __________________________
         (Name of Holder)

              (1) Pursuant to the terms of the Series 1998/A Convertible Preferred Stock (the "Preferred Stock"), Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named holder (the "Holder") of shares of Preferred Stock that on _____________________ (fill in date) an Inconvertibility Day or a Registration Restriction Inconvertibility had occurred and on such date __________ (fill in number) shares of Preferred Stock became inconvertible by reason of such occurrence.

              (2) Check (a) or (b):

          [ ] (a) This Notice relates to an Inconvertibility Day

          [ ] (b) This Notice related to a Registration Restriction
                  Inconvertibility and the five Trading Days resulting in such Registration Restriction Inconvertibility and the applicable Conversion Price on each such Trading Day are as follows:

                  1.     ___________, ____        $___________

                  2.     ___________, ____        $___________

                  3.     ___________, ____        $___________

                  4.     ___________, ____        $___________

                  5.     ___________, ____        $___________

              (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of Series 1998/A Convertible Preferred Stock.

Date _________________________               CREATIVE BIOMOLECULES, INC.



                                             By______________________________
                                                Title:


              (c) FORM OF HOLDER INCONVERTIBILITY NOTICE.

                         HOLDER INCONVERTIBILITY NOTICE
             (SECTION 7(a)(2) OF THE CERTIFICATE OF DESIGNATIONS OF
                   SERIES 1998/A CONVERTIBLE PREFERRED STOCK)

TO:    CREATIVE BIOMOLECULES, INC.

              (1) Pursuant to the terms of the Series 1998/A Convertible Preferred Stock (the "Preferred Stock"), the undersigned (the "Holder"), hereby notifies Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), that on ________________ (fill in date) an Inconvertibility Day or a Registration Restriction Inconvertibility had occurred and on such date _____________ (fill in number) shares of Preferred Stock became inconvertible by reason of such occurrence.

              (2) Check (a) or (b):

          [ ] (a) This Notice relates to an Inconvertibility Day

          [ ] (b) This Notice related to a Registration Restriction
                  Inconvertibility and the five Trading Days resulting in such Registration Restriction Inconvertibility and the applicable Conversion Price on each such Trading Day are as follows:

                  1.     ___________, ____        $___________

                  2.     ___________, ____        $___________

                  3.     ___________, ____        $___________

                  4.     ___________, ____        $___________

                  5.     ___________, ____        $___________

              (3) If the following date and amounts are completed in this Notice, the Holder hereby directs the Corporation to redeem the number of shares of Preferred Stock set forth below in accordance with Section 7(a) of the Certificate of Designations of Series 1998/A Convertible Preferred Stock (the "Certificate of Designations") as set forth below:

              (a) Number of shares of Preferred Stock to be redeemed: _________ (fill in)

              (b) On ____________ (fill in Share Limitation Redemption Date) or such later date as the Holder shall surrender to the Corporation the certificates for the shares of Preferred Stock redeemed, the Corporation shall pay to the Holder the Share Limitation Redemption Price per share of Preferred Stock to be redeemed of $__________. The Share Limitation Redemption Price is equal to the sum of (1) $1,000.00 plus (2) $____________ for the Accrual Amount on such share to such Share Limitation Redemption Date.

              (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date _________________________               NAME OF HOLDER:


                                             ________________________________



                                             By______________________________
                                                Title:

              (d) FORM OF REDEMPTION ELECTION.

                            HOLDER REDEMPTION NOTICE
             (SECTION 7(a)(2) OF THE CERTIFICATE OF DESIGNATIONS OF
                   SERIES 1998/A CONVERTIBLE PREFERRED STOCK)

TO:    CREATIVE BIOMOLECULES, INC.

              (1) Pursuant to the terms of the Series 1998/A Convertible Preferred Stock (the "Preferred Stock"), the undersigned (the "Holder") hereby notifies Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), that the Holder is exercising its right to require the Corporation to redeem _____________ shares of Preferred Stock in accordance with
Section 7(a) of the Certificate of Designations of Series 1998/A Convertible Preferred Stock (the "Certificate of Designations"). On _________________ (fill in Share Limitation Redemption Date) or such later date as the Holder shall surrender to the Corporation the certificates for the shares of Preferred Stock redeemed, the Corporation shall pay the Holder the Share Limitation Redemption Price per share of Preferred Stock to be redeemed of $__________. The Share Limitation Redemption Price is equal to the sum of (1) $1,000.00 plus (2) $__________ for the Accrual Amount on such share to such Share Limitation Redemption Date.

              (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date _________________________               NAME OF HOLDER:


                                             _________________________________



                                             By _____________________________

              (e) FORM OF MANDATORY REDEMPTION WAIVER.

                           MANDATORY REDEMPTION WAIVER
             (SECTION 7(a)(2) OF THE CERTIFICATE OF DESIGNATIONS OF
                   SERIES 1998/A CONVERTIBLE PREFERRED STOCK)

              Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), and the undersigned holder (the "Holder") of shares of the Corporation's Series 1998/A Convertible Preferred Stock (the "Preferred Stock") hereby agree as follows:

              1. The Corporation's or the Holder's Inconvertibility Notice given on ______________ (the "Waiver Commencement Date"), if any, is hereby rescinded and the Holder's shares of Preferred Stock shall not be redeemed pursuant to
Section 7(a) of the Certificate of Designations of Series 1998/A Convertible Preferred Stock (the "Certificate of Designations") by reason of such Inconvertibility Notice or any inconvertibility of any of the Holder's shares of Preferred Stock which may arise pursuant to Section 7(a) of the Certificate of Designations during the period ending on the date set forth below in this
Section 1 (the "Waiver Period").

       Date for end of Waiver Period: ______________, ____

              2. If this Mandatory Redemption Waiver is given in connection with a Registration Restriction Inconvertibility, promptly, but in no event later than the date which is 15 days after the date of this Mandatory Redemption Waiver, the Corporation shall file a Registration Statement with the SEC relating to the resale by the Holder of the number of Registrable Securities (as defined in the Holder's Subscription Agreement) set forth below in this Section 2, which Registration Statement may be constituted in any manner which does not have the effect of suspending or terminating the effectiveness of any and all Registration Statements filed by the Corporation pursuant to Section 8(b)(1) of the Subscription Agreement or otherwise with respect to the Registrable Securities which names the Holder as a selling stockholder, and shall thereafter use its best efforts to obtain effectiveness of such Registration Statement. Such Registration Statement shall in all respects be deemed a Registration Statement (as defined in the Certificate of Designations).

              Number of Registrable Securities: _______________

              3. If the Corporation shall default in the performance of its obligations set forth herein or shall fail to comply in any material respects with any of its obligations under the Certificate of Designations, the Subscription Agreements, the Transfer Agent Instruction or any document or instrument executed and delivered by the Corporation in connection therewith, this Mandatory Redemption Waiver shall cease to be of further force and effect and the rights, liabilities and obligations of the parties shall be restored to those which would have existed in the absence of this Mandatory Redemption Waiver.

              4. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Certificate of Designations.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the respective dates set forth below.

                                             CREATIVE BIOMOLECULES, INC.

                                      By: ______________________________________
                                          Title:

                                      Date: ____________________________________


                                      NAME OF HOLDER:


                                      __________________________________________



                                      By: ______________________________________
                                          Title:

                                      Date: ____________________________________



              (f) FORM OF REDEMPTION NOTICE.

                                REDEMPTION NOTICE
               (SECTION 9(a) OF THE CERTIFICATE OF DESIGNATIONS OF
                   SERIES 1998/A CONVERTIBLE PREFERRED STOCK)

TO: ______________________
      (Name of Holder)

              (1) Pursuant to the terms of the Series 1998/A Convertible Preferred Stock (the "Preferred Stock"), Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named holder (the "Holder") that the Corporation is exercising its right to redeem ____________ shares of Preferred Stock held by the Holder in accordance with Section 9(a) of the Certificate of Designations of the Series 1998/A Convertible Preferred Stock (the "Certificate of Designations").

              (2) The Redemption Date is ______________.

              (3) The Redemption Price per share of Preferred Stock is
$_________.

              (4) Upon surrender to the Corporation of the certificate(s) for the shares of Preferred Stock to be redeemed (but in no event earlier than the Redemption Date), the Corporation will make payment of the applicable Redemption Price in accordance with the Certificate of Designations.

              (5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


                                             CREATIVE BIOMOLECULES, INC.



                                             By _____________________________
                                                Title:


              (g) FORM OF REDEMPTION NOTICE.

                         MINIMUM PRICE REDEMPTION NOTICE
               (SECTION 9(b) OF THE CERTIFICATE OF DESIGNATIONS OF
                   SERIES 1998/A CONVERTIBLE PREFERRED STOCK)

TO: _________________________
        (Name of Holder)

              (1) Pursuant to the terms of the Series 1998/A Convertible Preferred Stock (the "Preferred Stock"), Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named holder (the "Holder") that the Corporation is exercising its right to redeem ___________ shares of Preferred Stock held by the Holder in accordance with Section 9(b) of the Certificate of Designations of the Series 1998/A Convertible Preferred Stock (the "Certificate of Designations").

              (2) The Minimum Price Redemption Event by reason of which this Notice is given occurred on __________________ and the Volume-Weighted Trading Price of the Common Stock during the Period ________________ to ________________ was $______________.

              (3) The Redemption Date is _________________.

              (4) The Minimum Price Redemption Price per share of Preferred Stock is $_________.

              (5) Upon surrender to the Corporation of the certificate(s) for the shares of Preferred Stock to be redeemed (but in no event earlier than the Minimum Price Redemption Date), the Corporation will make payment of the applicable Minimum Price Redemption Price in accordance with the Certificate of Designations.

              (6) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

                                             CREATIVE BIOMOLECULES, INC.



                                             By _____________________________
                                                Title:

              (h) FORM OF CORPORATION NOTICE.

                               CORPORATION NOTICE
             (SECTION 11(b)(1) OF THE CERTIFICATE OF DESIGNATIONS OF
                   SERIES 1998/A CONVERTIBLE PREFERRED STOCK)

TO: ________________________
        (Name of Holder)

              (1) An Optional Redemption Event described in the Certificate of Designations (the "Certificate of Designations") of Series 1998/A Convertible Preferred Stock (the "Preferred Stock") of Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), occurred on ____________, ____. As a result of such Optional Redemption Event, the above-named holder (the "Holder") is entitled to exercise its optional redemption rights pursuant to Section 11(b)(2) of the Certificate of Designations.

              (2) The Holder's optional redemption rights must be exercised on or before ____________, ____.

              (3) On or before the date set forth in the preceding paragraph
(2), the Holder must deliver to the Corporation:

              (a) a Holder Notice, in the form set forth in Section 14(i) of the Certificate of Designations; and

              (b) the certificates for the shares of Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation the shares to be redeemed.

              (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date _________________________               CREATIVE BIOMOLECULES, INC.

                                             By______________________________
                                                  Title:

              (i) FORM OF HOLDER NOTICE.

                                  HOLDER NOTICE
                 (SECTION 11(b)(2) OF THE CERTIFICATE OF DESIGNATIONS OF
                   SERIES 1998/A CONVERTIBLE PREFERRED STOCK)

TO: CREATIVE BIOMOLECULES, INC.

              (1) Pursuant to the terms of the Series 1998/A Convertible Preferred Stock (the "Preferred Stock") of Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), the undersigned hereby elects to exercise its right to require redemption by the Corporation pursuant to Sections 11(a) and 11(b) of the Certificate of Designations of Series 1998/A Convertible Preferred Stock (the "Certificate of Designations") of _________ shares of Preferred Stock at an Optional Redemption Price per share in cash equal to the sum of (a) the product obtained by multiplying (i) $1,000 times (ii) 110% plus
(b) an amount equal to $________ for the Accrual Amount on each share of Series 1998/A Preferred Stock to be redeemed to the date of redemption.

              (2) The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed is $________.

              (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date: ___________________               NAME OF HOLDER:





                                        By _____________________________________
                                             Signature of Registered Holder
                                             (Must be signed exactly as name
                                             appears on the stock certificate.)




              (j) FORM OF HOLDER REGISTRATION REDEMPTION NOTICE.

                      HOLDER REGISTRATION REDEMPTION NOTICE

                    (SECTION 11(c) OF THE CERTIFICATE OF DESIGNATIONS
                      OF SERIES 1998/A CONVERTIBLE PREFERRED STOCK)

TO: CREATIVE BIOMOLECULES, INC.

              (1) Pursuant to the terms of the Series 1998/A Convertible Preferred Stock (the "Preferred Stock") of Creative BioMolecules, Inc., a Delaware corporation (the "Corporation"), the undersigned (the "Holder") hereby elects to exercise its right to require redemption by the Corporation pursuant to Section 11(c) of the Certificate of Designations of the Preferred Stock (the "Certificate of Designations") of _____________ shares of Preferred Stock at a Registration Redemption Price per share in cash equal to the sum of (a) the product obtained by multiplying (i) $1,000 times (ii) 105% plus (b) the Accrual Amount on each share of Series 1998/A Preferred Stock to be redeemed to the date of such redemption in accordance with Section 11(c) of the Certificate of Designations equal to $__________.

              (2) The aggregate Registration Redemption Price of all shares of Preferred Stock to be redeemed from the Holder is $__________.

              (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date: ___________________               NAME OF HOLDER:





                                        By _____________________________________
                                             Signature of Registered Holder
                                             (Must be signed exactly as name
                                             appears on the stock certificate.)

              SECTION 15. MISCELLANEOUS.

              (a) NOTICES. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be delivered by telephone line facsimile transmission or if no telephone line facsimile transmission number shall have been provided for such purpose, shall be delivered personally or by courier or by mail and shall be deemed given upon receipt, if delivered by telephone line facsimile transmission, personally or by courier or five days after being placed in the mail (certified mail, return receipt requested, in the case of any such notice to a Person at an address in the United States of America), if mailed (a) in the case of the Corporation, addressed to the Corporation at 45 South Street, Hopkinton, Massachusetts 01748,
Attention: Chief Financial Officer (telephone line facsimile transmission number
(508) 782-1544), or, (b) in the case of any holder of shares of Series 1998/A Preferred

Stock, at such holder's address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series 1998/A Preferred Stock or such other address or telephone line facsimile transmission number as the Corporation shall have provided by notice to the holders of shares of Series 1998/A Preferred Stock in accordance with this
Section 15(a) or any holder of shares of Series 1998/A Preferred Stock shall have provided to the Corporation in accordance with this Section 15(a).

              (b) REPLACEMENT OF CERTIFICATES. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series 1998/A Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series 1998/A Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series 1998/A Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series 1998/A Preferred Stock without charge to such holder.

              (c) PAYMENT ON REDEMPTION; DEPOSIT OF REDEMPTION PRICE. If any share of Series 1998/A Preferred Stock is to be redeemed as provided in Section 7(a), 9(a), (9b), 10(b)(6) or 11 and any notice required in connection therewith shall have been timely given as provided therein, the applicable redemption price of such share of Series 1998/A Preferred Stock to be so redeemed and with respect to which any such notice has been given shall become due and payable on the applicable redemption date. On and after such redemption date, provided that the Corporation shall have paid such redemption price to the respective holders of shares of Series 1998/A Preferred Stock who are entitled thereto on or prior to the applicable redemption date or shall have deposited with an Eligible Bank on or prior to such redemption date, to be held in trust for the respective holders of shares of Series 1998/A Preferred Stock entitled thereto, an amount sufficient to pay the applicable redemption price, then on such redemption date the Accrual Amount on such share of Series 1998/A Preferred Stock shall cease to accrue, and such share of Series 1998/A Preferred Stock shall be deemed not to be outstanding and the holder thereof shall not be entitled to any rights of a holder of shares of Series 1998/A Preferred Stock except to receive payment of the applicable redemption price and all other rights hereunder with respect to such share of Series 1998/A Preferred Stock shall cease. So long as the Corporation shall have so paid or deposited the full amount of the applicable redemption price on a timely basis, no holder of shares of Series 1998/A Preferred Stock shall be entitled to interest on the amount so held by such Eligible Bank and, so long as the Corporation shall be in compliance in all material respects with its obligations to the holders of shares of Series 1998/A Preferred Stock (including, without limitation, its obligations under the Transaction Documents), the Corporation shall be entitled to any interest paid by such Eligible Bank on the funds so deposited, subject to applicable abandoned property and escheat laws. On presentation and surrender of the certificate for such share of Series 1998/A Preferred Stock, such share shall be redeemed at the applicable redemption price.

              (d) OVERDUE AMOUNTS. If the Corporation fails to pay when due or to deposit with an Eligible Bank in accordance with Section 15(c) the full amount of the Share Limitation

Redemption Price, the Redemption Price, the Minimum Price Redemption Price, the Business Combination Redemption Price, the Optional Redemption Price or the Registration Redemption Price on or before the respective Share Limitation Redemption Date, the Redemption Date, the Minimum Price Redemption Date, the date specified in Section 10(b)(6), the date of redemption specified in Section 11(b) or the date of redemption specified in Section 11(c), in each such case for the number of shares of Series 1998/A Preferred Stock to be redeemed on such date or to pay any other amount to any holder of shares of Series 1998/A Preferred Stock when due, then the amount thereof shall bear interest at the rate of 12% per annum (or such lesser rate as shall be the maximum rate allowed by applicable law) from such date until paid or so deposited in full or until such share of Series 1998/A Preferred Stock is converted in accordance with this Certificate of Designations (in which case such interest shall remain due and payable).

              (e) CERTAIN CHANGES IN LAW. To the extent that the 1933 Act or the 1934 Act or any statutes, rules or regulations promulgated thereunder relating to the registration for public sale of securities and/or the registration of issuers thereof are superseded, replaced or repealed, the requirements of this Certificate of Designations relating to such statutes, rules and regulations shall be applied as nearly as practicable with respect to such successor statutes, rules or regulations, if any, to achieve the purposes intended hereby.

              IN WITNESS WHEREOF, Creative BioMolecules, Inc., has caused this certificate to be signed by one of its officers thereunto duly authorized as of the 26th day of May, 1998.

                                           CREATIVE BIOMOLECULES, INC.



                                           By: /s/ Wayne E. Mayhew III
                                               ---------------------------------
                                               Title: Vice President and Chief
                                                      Financial Officer